As filed with the Securities and Exchange Commission on August 9, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

The Hartford Financial Services Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	13-3317783
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

One Hartford Plaza

Hartford, Connecticut 06155

(860) 547-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Alan J. Kreczko

Executive Vice President and General Counsel

One Hartford Plaza

Hartford, Connecticut 06155

(860) 547-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Craig B. Brod Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 (212) 225-2000	Richard J. Sandler Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000

Approximate date of commencement of the proposed sale to the public: From time to time after this Registration Statement becomes effective, as determined by market and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/ Proposed maximum offering price per unit/ Proposed maximum aggregate offering price/Amount of registration fee(1)
Debt Securities of The Hartford Financial Services Group, Inc.
Junior Subordinated Debt Securities of The Hartford Financial Services Group, Inc.
Preferred Stock of The Hartford Financial Services Group, Inc., par value $.01 per share
Common Stock of The Hartford Financial Services Group, Inc., par value $.01 per share
Depositary Shares of The Hartford Financial Services Group, Inc.(2)
Warrants of The Hartford Financial Services Group, Inc.
Stock Purchase Contracts of The Hartford Financial Services Group, Inc.(3)
Stock Purchase Units of The Hartford Financial Services Group, Inc.(4)

(1)	An unspecified aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be sold at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, or the Securities Act, to defer payment of all of the registration fee, except for $15,669.85 that has already been paid with respect to securities that were previously registered under the registration statement of the registrant on Form S-3 filed on August 4, 2010 (No. 333-168532) and were not sold thereunder. Pursuant to Rule 457(p) under the Securities Act, such unutilized registration fee may be applied to the registration fee payable pursuant to this registration statement.
(2)	The Depositary Shares issued hereunder will be evidenced by Depositary Receipts issued pursuant to a Deposit Agreement. In the event The Hartford Financial Services Group, Inc. elects to offer to the public fractional interests in Debt Securities or shares of the Preferred Stock registered hereunder, Depositary Receipts will be distributed to those persons purchasing such fractional interests and Debt Securities or shares of Preferred Stock, as the case may be, will be issued to the Depositary under a Deposit Agreement. No separate consideration will be received for the Debt Securities or Preferred Stock represented by such Depositary Shares.
(3)	Representing rights or obligations to purchase Preferred Stock, Common Stock or other securities, property or assets.
(4)	Representing ownership of Stock Purchase Contracts and Debt Securities, undivided beneficial ownership interests in Debt Securities, Depositary Shares representing fractional interests in Debt Securities or shares of Preferred Stock or debt obligations of third parties, including U.S. Treasury Securities.

PROSPECTUS

The Hartford Financial

Services Group, Inc.

Debt Securities

Junior Subordinated Debt Securities

Preferred Stock

Common Stock

Depositary Shares

Warrants

Stock Purchase Contracts

Stock Purchase Units

By this prospectus, we may offer from time to time, or selling securityholders may sell from time to time, the securities described in this prospectus separately or together in any combination.

Specific terms of any securities to be offered will be provided in a supplement to this prospectus. You should read this prospectus and any supplement carefully before you invest. A supplement may also add to, update, supplement or clarify information contained in this prospectus.

Unless stated otherwise in a prospectus supplement, none of these securities will be listed on any securities exchange.

Our common stock is listed on the New York Stock Exchange under the symbol “HIG.”

We may offer and sell these securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. In addition, selling securityholders may sell their securities from time to time on terms described in the applicable prospectus supplement.

Investing in the offered securities involves risks. You should consider the risk factors described in any applicable prospectus supplement and in the documents we incorporate by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 9, 2013.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf process, we are registering an unspecified amount of each class of the securities described in this prospectus, and we may sell any combination of the securities described in this prospectus in one or more offerings. In addition, we may use this prospectus and the applicable prospectus supplement in a remarketing or other resale transaction involving the securities after their initial sale. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Selling securityholders may also sell securities on terms described in the applicable prospectus supplement. The prospectus supplement may also add to, update, supplement or clarify information contained in this prospectus. The rules of the SEC allow us to incorporate by reference information into this prospectus and any prospectus supplement. Any information incorporated by reference is considered to be a part of this prospectus and any relevant prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. See “Incorporation by Reference.” You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information,” and any free writing prospectus with respect to an offering filed by us with the SEC.

We are responsible for the information contained and incorporated by reference in this prospectus. We and any selling securityholders have not authorized anyone to give you any other information, and we take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and any selling securityholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document containing the information.

Unless otherwise indicated, or the context otherwise requires, references in this prospectus to the “Company,” “we,” “us” and “our” or similar terms are to The Hartford Financial Services Group, Inc. and not to any of its subsidiaries and references to the “The Hartford” are to The Hartford Financial Services Group, Inc. and its subsidiaries, collectively.

FORWARD-LOOKING STATEMENTS AND CERTAIN RISK FACTORS

Certain of the statements contained herein or incorporated by reference in this prospectus are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “projects,” and similar references to future periods.

Forward-looking statements are based on our current expectations and assumptions regarding economic, competitive and legislative developments. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. They have been made based upon management’s expectations and beliefs concerning future developments and their potential effect upon us. Future developments may not be in line with management’s expectations or have unanticipated effects. Actual results could differ materially from expectations, depending on the evolution of various factors, including, but not limited to, those set forth in this prospectus and those set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2012 (as updated from time to time) and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013. These important risks and uncertainties include:

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challenges related to The Hartford’s current operating environment, including continuing uncertainty about the strength and speed of the recovery in the United States and other key economies and the impact of governmental stimulus and austerity initiatives, sovereign credit concerns, a sustained low interest rate environment, higher tax rates and other potentially adverse developments on financial, commodity and credit markets and consumer spending and investment and the effect of these events on The Hartford’s returns in investment portfolios and The Hartford’s hedging costs associated with The Hartford’s variable annuities business;

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the risks, challenges and uncertainties associated with The Hartford’s capital management plan and The Hartford’s strategic realignment to focus on The Hartford’s Property and Casualty, Group Benefits and Mutual Fund businesses, place the Individual Annuity business into run-off and the sales of the Individual Life, Woodbury Financial Services, Retirement Plans and the U.K. variable annuity businesses;

•	execution risk related to the continued reinvestment of The Hartford’s investment portfolios and refinement of The Hartford’s hedge program for The Hartford’s run-off annuity block;

•	the future capital self-sufficiency of The Hartford’s Talcott Resolution businesses;

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market risks associated with The Hartford’s business, including changes in interest rates, credit spreads, equity prices, market volatility and foreign exchange rates, and implied volatility levels, as well as continuing uncertainty in key sectors such as the global real estate market;

•	the possibility of unfavorable loss development including with respect to long-tailed exposures;

•	the possibility of a pandemic, earthquake, or other natural or man-made disaster that may adversely affect The Hartford’s businesses;

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weather and other natural physical events, including the severity and frequency of storms, hail, winter storms, hurricanes and tropical storms, as well as climate change and its potential impact on weather patterns;

•	risk associated with the use of analytical models in making decisions in key areas such as underwriting, capital, hedging, reserving, and catastrophe risk management;

•	the uncertain effects of emerging claim and coverage issues;

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The Hartford’s ability to effectively price its property and casualty policies, including its ability to obtain regulatory consents to pricing actions or to non-renewal or withdrawal of certain product lines;

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the impact on The Hartford’s statutory capital of various factors, including many that are outside The Hartford’s control, which can in turn affect The Hartford’s credit and financial strength ratings, cost of capital, regulatory compliance and other aspects of The Hartford’s business and results;

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risks to The Hartford’s business, financial position, prospects and results associated with negative rating actions or downgrades in The Hartford’s financial strength and credit ratings or negative rating actions or downgrades relating to The Hartford’s investments;

•	the impact on The Hartford’s investment portfolio if The Hartford’s investment portfolio is concentrated in any particular segment of the economy;

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volatility in The Hartford’s earnings and potential material changes to The Hartford’s results resulting from The Hartford’s adjustment of The Hartford’s risk management program to emphasize protection of economic value;

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the potential for differing interpretations of the methodologies, estimations and assumptions that underlie the valuation of The Hartford’s financial instruments that could result in changes to investment valuations;

•	the subjective determinations that underlie The Hartford’s evaluation of other-than-temporary impairments on available-for-sale securities;

•	losses due to nonperformance or defaults by others;

•	the potential for further acceleration of deferred policy acquisition cost amortization;

•	the potential for further impairments of The Hartford’s goodwill or the potential for changes in valuation allowances against deferred tax assets;

•	the possible occurrence of terrorist attacks and The Hartford’s ability to contain its exposure, including the effect of the absence or insufficiency of applicable terrorism legislation on coverage;

•	the difficulty in predicting The Hartford’s potential exposure for asbestos and environmental claims;

•	the response of reinsurance companies under reinsurance contracts and the availability, pricing and adequacy of reinsurance to protect The Hartford against losses;

•	actions by The Hartford’s competitors, many of which are larger or have greater financial resources than we do;

•	The Hartford’s ability to distribute its products through distribution channels, both current and future;

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the cost and other effects of increased regulation as a result of the enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which, among other effects, vests a Financial Services Oversight Council with the power to designate “systemically important” institutions, requires central clearing of, and/or imposes margin and capital requirements on, derivatives transactions, and created a new “Federal Insurance Office” within the U.S. Department of the Treasury;

•	unfavorable judicial or legislative developments;

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the potential effect of other domestic and foreign regulatory developments, including those that could adversely impact the demand for The Hartford’s products, operating costs and required capital levels;

•	regulatory limitations on the ability of The Hartford and certain of its subsidiaries to declare and pay dividends;

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The Hartford’s ability to maintain the availability of its systems and safeguard the security of its data in the event of a disaster, cyber or other information security incident or other unanticipated event;

•	the risk that The Hartford’s framework for managing operational risks may not be effective in mitigating material risk and loss to The Hartford;

•	the potential for difficulties arising from outsourcing relationships;

•	the impact of changes in federal or state tax laws;

•	regulatory requirements that could delay, deter or prevent a takeover attempt that shareholders might consider in their best interests;

•	the impact of potential changes in accounting principles and related financial reporting requirements;

•	the impact of any future errors in financial reporting;

•	The Hartford’s ability to protect its intellectual property and defend against claims of infringement;

•	The Hartford’s ability to implement its capital plan; and

•	other factors described in such forward-looking statements.

Any forward-looking statement made by us in this prospectus, any applicable prospectus supplement, any document incorporated by reference herein or therein or any free writing prospectus filed by us with the SEC speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.

We are an insurance and financial services holding company. The Hartford, headquartered in Connecticut, is among the largest providers of property and casualty insurance and investment products to both individual and business customers in the United States of America. Also, The Hartford continues to manage life and annuity products previously sold. Hartford Fire Insurance Company, or Hartford Fire, founded in 1810, is the oldest of our subsidiaries.

As a holding company that is separate and distinct from our insurance subsidiaries, we have no significant business operations of our own. Therefore, we rely on dividends from our insurance companies and other subsidiaries as the principal source of cash flow to meet our obligations. These obligations include payments on our debt securities and the payment of dividends on our capital stock. The Connecticut insurance holding company laws limit the payment of dividends by Connecticut-domiciled insurers. In addition, these laws require notice to and approval by the state insurance commissioner for the declaration or payment by those subsidiaries of any dividend, if the dividend and other dividends or distributions made within the preceding twelve months exceeds the greater of:

•	10% of the insurer’s policyholder surplus as of December 31 of the preceding year, and

•	net income, or net gain from operations if the subsidiary is a life insurance company, for the previous calendar year, in each case determined under statutory insurance accounting principles.

In addition, if any dividend of a Connecticut-domiciled insurer exceeds the insurer’s earned surplus, it requires the prior approval of the Connecticut Insurance Commissioner. The insurance holding company laws of the other jurisdictions in which our insurance subsidiaries are incorporated, or deemed commercially domiciled, generally contain similar, and in some instances more restrictive, limitations on the payment of dividends. Likewise, our rights to participate in any distribution of the assets of any of our subsidiaries, for example, upon their liquidation or reorganization, and the ability of holders of the securities to benefit indirectly from a distribution, are subject to the prior claims of creditors of the applicable subsidiary, except to the extent that we may be a creditor of that subsidiary.

Our principal executive offices are located at One Hartford Plaza, Hartford, Connecticut 06155, and our telephone number is (860) 547-5000.

USE OF PROCEEDS

Unless we state otherwise in an applicable prospectus supplement, we intend to use the proceeds from the sale of the securities offered by this prospectus for general corporate purposes, including working capital, capital expenditures, investments in loans to subsidiaries, acquisitions and refinancing of debt, including outstanding commercial paper and other short-term indebtedness. We may include a more detailed description of the use of proceeds of any specific offering of securities in the prospectus supplement relating to the offering.

Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that the securities are sold by a selling securityholder.

DESCRIPTION OF THE DEBT SECURITIES

We may offer unsecured senior debt securities or subordinated debt securities. We refer to the senior debt securities and the subordinated debt securities together in this prospectus as the “debt securities.” The senior debt securities will rank equally with all of our other unsecured, unsubordinated obligations. The subordinated debt securities will be subordinate and junior in right of payment to all of our senior debt.

We will issue the senior debt securities in one or more series under the indenture, which we refer to herein (as supplemented as described below) as the “senior indenture,” dated as of April 11, 2007, between us and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee, as supplemented by the first supplemental indenture thereto, dated as of August 9, 2013, or the first supplemental indenture, between us and the trustee. We will issue subordinated debt securities in one or more series under an indenture, which we refer to herein as the “subordinated indenture,” between us and the trustee to be named in the prospectus supplement relating to the offering of subordinated debt securities.

The following description of the terms of the debt securities is a summary. It summarizes only those terms of the debt securities which we believe will be most important to your decision to invest in our debt securities. You should keep in mind, however, that it is the indentures, and not this summary, which define your rights as a debtholder. There may be other provisions in the indentures which are also important to you. You should read the indentures for a full description of the terms of the debt. The senior indenture and the subordinated indenture are incorporated by reference as exhibits to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain copies of the senior indenture and the subordinated indenture.

Ranking of the Debt Securities

Our debt securities will be unsecured obligations and our senior debt securities will be unsecured and will rank equally with all of our other senior unsecured and unsubordinated obligations. As a non-operating holding company, we have no significant business operations of our own. Therefore, we rely on dividends from our insurance company and other subsidiaries as the principal source of cash flow to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses. Accordingly, the debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries, and you should rely only on our assets for payments on the debt securities. The payment of dividends by our insurance subsidiaries is limited under the insurance holding company laws in the jurisdictions where those subsidiaries are domiciled. See “The Hartford Financial Services Group, Inc.”

Unless we state otherwise in the applicable prospectus supplement, the indentures do not limit us from incurring or issuing other secured or unsecured debt under either of the indentures or any other indenture that we may have entered into or enter into in the future. See “—Subordination” and the prospectus supplement relating to any offering of subordinated debt securities.

Terms of the Debt Securities

We may issue the debt securities in one or more series. The terms of the securities will be established in or pursuant to a resolution of our board of directors or an authorized committee thereof, and set forth in an officers’ certificate, or established in one or more indentures that supplement the senior indenture or the subordinated indenture.

You should refer to the applicable prospectus supplement for the specific terms of the debt securities. These terms may include the following:

•	title of the debt securities,

•	any limit upon the aggregate principal amount, provided that such limit may be increased through a resolution of our board of directors or an authorized committee thereof,

•	maturity date(s) or the method of determining the maturity date(s),

•	interest rate(s) or the method of determining the interest rate(s),

•	dates on which interest will be payable or the method of determining these dates,

•	circumstances in which interest may be deferred, if any,

•	the regular record date or the method of determining this date,

•	dates from which interest will accrue and the method of determining those dates,

•	place or places where we may pay principal, premium, if any, and interest, and where you may present the debt securities for registration of transfer or exchange,

•	place or places where notices and demands relating to the debt securities may be made,

•	redemption or early payment provisions,

•	sinking fund or similar provisions,

•	authorized denominations if other than denominations of $1,000 and integral multiples of $1,000 thereafter,

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currency, currencies, or currency units, if other than in U.S. dollars, in which the principal of, premium, if any, and interest on the debt securities is payable, or in which the debt securities are denominated,

•	any additions, modifications or deletions, in the events of default or covenants of the Company specified in the indenture relating to the debt securities,

•	if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities that is payable upon declaration of acceleration of maturity,

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any additions or changes to the indenture relating to a series of debt securities necessary to permit or facilitate issuing the series in bearer form, registrable or not registrable as to principal, and with or without interest coupons,

•	any index or indices used to determine the amount of payments of principal of and premium, if any, on the debt securities or the method of determining these amounts,

•	whether a temporary global security will be issued and the terms upon which such temporary global security may be exchanged for definitive debt securities,

•	whether the debt securities will be issued in whole or in part in the form of one or more global securities,

•	identity of the depositary for global debt securities,

•	appointment of any paying agent(s),

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the terms and conditions of any obligation or right we would have or any option you would have to convert or exchange the debt securities into other securities or cash or property of the Company or any other person and any changes to the indenture to permit or facilitate such conversion or exchange,

•	in the case of the subordinated indenture, any provisions regarding subordination, and

•	additional terms not inconsistent with the provisions of the indentures.

Debt securities may also be issued under the indentures upon the exercise of warrants or delivery upon settlement of stock purchase contracts. See “Description of Warrants” and “Description of Stock Purchase Contracts.”

We may, in certain circumstances, without notice to or consent of the holders of the debt securities, issue additional debt securities having the same terms and conditions as the debt securities previously issued (except as otherwise provided in the indenture or any supplemental indenture thereto, or resolutions of the board of directors or an authorized committee thereof and related officers’ certificate) under this prospectus and any applicable prospectus supplement, so that such additional debt securities and the debt securities previously offered under this prospectus and any applicable prospectus supplement form a single series, and references in this prospectus and any applicable prospectus supplement to the debt securities shall include, unless the context otherwise requires, any further debt securities issued as described in this paragraph.

Special Payment Terms of the Debt Securities

We may issue one or more series of debt securities at a substantial discount below their stated principal amount. These debt securities may bear no interest or interest at a rate which at the time of issuance is below market rates. When appropriate, we will describe certain of the United States federal income tax considerations relating to any series in the applicable prospectus supplement.

The purchase price of any of the debt securities may be payable in one or more foreign currencies or currency units. The debt securities may be denominated in one or more foreign currencies or currency units, or the principal of, premium, if any, or interest on any debt securities may be payable in one or more foreign currencies or currency units. We will describe the restrictions, elections, United States federal income tax considerations, specific terms and other information relating to the debt securities and any foreign currencies or foreign currency units in the applicable prospectus supplement.

If we use any index to determine the amount of payments of principal of, premium, if any, or interest on any series of debt securities, we will also describe the United States federal income tax consequences and any special considerations relating to the debt securities in the applicable prospectus supplement.

Denominations, Registration and Transfer

We expect to issue most debt securities in fully registered form without coupons and in denominations of $2,000 and any integral multiple of $1,000. Except as we may describe in the applicable prospectus supplement, debt securities of any series will be exchangeable at the option of the holder for other debt securities of the same issue and series, in any authorized denominations, of a like tenor and aggregate principal amount, of the same original issue date and stated maturity, bearing the same interest rate and having the same terms.

You may, subject to the limitations described below, present debt securities for exchange as described above, or for registration of transfer, at the office of the security registrar or at the office of any transfer agent we designate for that purpose. You will not incur a service charge in connection with the registration of transfer or exchange of debt securities, but you may be obligated to pay any taxes, assessments or other governmental charges as described in the indentures. We will appoint the trustees as security registrar under the indentures. We may at any time rescind the designation of any transfer agent that we initially designate or approve a change in the location through which the transfer agent acts. We must maintain a transfer agent in each place of payment. We will specify the transfer agent in the applicable prospectus supplement. We may at any time designate additional transfer agents.

If we redeem any debt securities, neither we nor the trustees will be required to:

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issue, register the transfer of, or exchange debt securities during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of such debt securities and ending at the close of business on the day of such mailing of notice of redemption, or

•	register, transfer or exchange any debt securities selected for redemption in whole or in part, except for any portion of such debt securities not redeemed.

Global Debt Securities

We may issue all or any part of a series of debt securities in the form of one or more global securities. We will identify the depositary holding the global debt securities. Unless we otherwise state in the applicable prospectus supplement, the depositary will be The Depository Trust Company, or DTC. We will issue global securities in fully registered form and in either temporary or definitive form. Unless it is exchanged for individual debt securities, a global security may not be transferred except as a whole:

•	by the depositary to its nominee,

•	by a nominee of the depositary to the depositary or another nominee, or

•	by the depositary or any nominee to a successor of the depositary, or a nominee of the successor.

We will describe the specific terms of the depositary arrangement in the applicable prospectus supplement. We expect that the following provisions will generally apply to these depositary arrangements.

Beneficial Interests in a Global Security

If we issue a global security, the depositary for the global security or its nominee will credit on its book-entry registration and transfer system the principal amounts of the individual debt securities represented by the global security to the accounts of persons that have accounts with it. We refer to those persons as “participants” in this prospectus. The accounts will be designated by the dealers, underwriters or agents for the debt securities, or by us if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. Ownership and transfers of beneficial interests in the global security will be shown on, and effected only through, records maintained by the applicable depositary or its nominee, for interests of participants, and the records of participants, for interests of persons who hold through participants. The laws of some states require that you take physical delivery of securities in definitive form. These limits and laws may impair your ability to transfer beneficial interests in a global security.

So long as the depositary or its nominee is the registered owner of the global security, the depositary or the nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Except as provided below, you:

•	will not be entitled to have any of the individual debt securities represented by the global security registered in your name,

•	will not receive or be entitled to receive physical delivery of any debt securities in definitive form, and

•	will not be considered the owner or holder of the debt securities under the indenture.

Payments of Principal, Premium and Interest

We will make principal, premium, if any, and interest payments on global securities to the depositary that is the registered holder of the global security or its nominee. The depositary for the global securities will be solely responsible and liable for all payments made on account of your beneficial ownership interests in the global security and for maintaining, supervising and reviewing any records relating to your beneficial ownership interests.

We expect that the depositary or its nominee, upon receipt of any principal, premium, if any, or interest payment immediately will credit participants’ accounts with amounts in proportion to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary or its nominee. We also expect that payments by participants to you, as an owner of a beneficial interest in the global security held through those participants, will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of those participants.

Issuance of Individual Debt Securities

Unless we state otherwise in the applicable prospectus supplement, if a depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary, we will appoint a successor depositary or we will issue individual debt securities in exchange for the global security. In addition, we may at any time and in our sole discretion, subject to the procedures of the depositary and to any limitations described in the prospectus supplement relating to the debt securities, determine not to have any debt securities represented by one or more global securities. If that occurs, we will issue individual debt securities in exchange for the global security.

Further, we may specify that you may, on terms acceptable to us, the trustee and the depositary, receive individual debt securities in exchange for your beneficial interest in a global security, subject to any limitations described in the prospectus supplement relating to the debt securities. In that instance, you will be entitled to physical delivery of individual debt securities equal in principal amount to that beneficial interest and to have the debt securities registered in your name. Unless we otherwise specify, we expect to issue those individual debt securities in denominations of $2,000 and integral multiples of $1,000.

Payment and Paying Agents

Unless we state otherwise in the applicable prospectus supplement, we will pay principal of, premium, if any, and interest on your debt securities at the office of the trustee for your debt securities in The City of New York or at the office of any paying agent that we may designate.

Unless we state otherwise in the applicable prospectus supplement, we will pay any interest on debt securities to the registered owner of the debt security at the close of business on the regular record date for the interest, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of any paying agent. We must maintain a paying agent in each place of payment for the debt securities.

Any moneys or U.S. government obligation (including the proceeds thereof and interest thereon) deposited with the trustee or any paying agent, or then held by us in trust, for the payment of the principal of, premium, if any, and interest on any debt security that remain unclaimed for two years after the principal, premium or interest has become due and payable will, at our request, be repaid to us. After repayment to us, you are entitled to seek payment only from us as a general unsecured creditor.

Redemption

Unless we state otherwise in the applicable prospectus supplement, debt securities will not be subject to any sinking fund.

Unless we state otherwise in the applicable prospectus supplement, we may, at our option, redeem any series of debt securities after its issuance date in whole or in part at any time and from time to time. We may redeem debt securities in denominations of $1,000 and integral multiples of $1,000.

Redemption Price

Except as we may otherwise specify in the applicable prospectus supplement, the redemption price for any debt security which we redeem will equal 100% of the principal amount then outstanding plus any accrued and unpaid interest up to, but excluding, the redemption date.

Notice of Redemption

Except as we may otherwise specify in the applicable prospectus supplement, we will mail notice of any redemption of debt securities at least 30 days but not more than 60 days before the redemption date to the registered holders of the debt securities at their addresses as shown on the security register. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the debt securities or the portions called for redemption.

Consolidation, Merger and Sale of Assets

We will not consolidate with or merge into any other person or convey, transfer or lease our assets substantially as an entirety to any person, and no person may consolidate with or merge into us, unless we will be the surviving company in any merger or consolidation, or:

•

if we consolidate with or merge into another person or convey or transfer our assets substantially as an entirety to any person, the successor person is a corporation, partnership, trust or limited liability company, organized and validly existing under the laws of the United States or any state thereof or the District of Columbia, and the successor entity expressly assumes our obligations relating to the debt securities, and

•

immediately after giving effect to the consolidation, merger, conveyance or transfer, there exists no event of default, and no event which, after notice or lapse of time or both, would become an event of default, and

•	other conditions described in the relevant indenture are met.

This covenant does not apply to the direct or indirect conveyance, transfer or lease of all or any portion of the stock, assets or liabilities of any of our wholly owned subsidiaries to us or to our other wholly owned subsidiaries. In addition, this covenant does not apply to any recapitalization transaction, a change of control of the Company or a highly leveraged transaction unless such transaction or change of control is structured to include a merger or consolidation by us or the conveyance, transfer or lease of our assets substantially as an entirety.

Limitation on Liens on Voting Stock of Hartford Fire

The senior indenture prohibits us and our subsidiaries from directly or indirectly creating, assuming, incurring or guaranteeing any indebtedness for money borrowed that is secured by a mortgage, pledge, lien, security interest or other encumbrance of any nature on any of the Voting Stock of the Designated Subsidiary unless we also secure all the Outstanding Covered Securities under the senior indenture equally and ratably with, or prior to, the indebtedness being secured, together with, at our election, any of our other indebtedness. This covenant does not restrict our ability to sell or otherwise dispose of our interests in the Designated Subsidiary, including by means of the sale or disposition of the Voting Stock.

As used here:

•	“Designated Subsidiary” means Hartford Fire;

•

“Outstanding Covered Securities” means outstanding senior debt securities of a series created pursuant to the senior indenture on or after August 9, 2013 (the date of the first supplemental indenture), unless in the resolutions of the board of directors or an authorized committee thereof (and in the related officers’ certificate) or in the supplemental indenture to the senior indenture pursuant to which a series of outstanding senior debt securities is established, it is provided that such series shall not be deemed to be Outstanding Covered Securities; and

•

“Voting Stock” means stock of the Designated Subsidiary which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

Modification and Waiver

Modification

We and the trustees may, without the consent of the holders of debt securities, amend, waive or supplement each indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies. However, no action may adversely affect in any material respect the interests of holders of any series of debt securities. We may also amend each indenture to maintain the qualification of each indenture under the Trust Indenture Act.

We and the trustee may modify and amend each indenture with the consent of the holders of not less than a majority in principal amount of the series of outstanding debt securities affected. However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

•	change the stated maturity of the principal of, or any installment of interest payable on, any outstanding debt security,

•	reduce the principal amount of, or the rate of interest on or any premium payable upon the redemption of, any outstanding debt security,

•

reduce the amount of principal of an original issue discount security that would be due and payable upon a redemption or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of, any outstanding debt security,

•	change the place of payment, or the coin or currency in which any outstanding debt security or the interest on any outstanding debt security is payable,

•	impair your right to institute suit for the enforcement of any payment on any outstanding debt security after the stated maturity or redemption date,

•

reduce the percentage of principal amount of outstanding debt securities, the holders of which are necessary to modify or amend the applicable indenture, to waive compliance with certain provisions of the applicable indenture or certain defaults and consequences of such defaults or to reduce the quorum or voting requirements set forth in the applicable indenture,

•

modify any of the above provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of all of the holders of the debt securities affected, or

•	modify the provisions with respect to the subordination of outstanding subordinated debt securities in a manner materially adverse to the holders of such outstanding subordinated debt securities.

In addition, we and the trustees may execute, without your consent, any supplemental indenture for the purpose of creating any new series of debt securities.

Waiver

The holders of a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive compliance by us with certain restrictive covenants of the indenture which relate to that series.

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of that series, generally waive any past default under the indenture relating to that series of debt securities and the consequences of such default. However, no such waiver may occur for a default in the payment of the principal of, or premium, if any, or any interest on, any debt security of that series or relating to a covenant or provision which under the indenture relating to that series of debt security cannot be modified or amended without the consent of the holder of each outstanding debt security of that series affected.

Events of Default

Under the terms of each indenture, each of the following constitutes an event of default for a series of debt securities:

•	default for 30 days in the payment of any interest on the debt securities when due,

•	default in the payment of principal, or premium, if any, on the debt securities when due,

•	default in the performance, or breach, of any covenant or warranty in the indenture for 90 days after written notice,

•	certain events of bankruptcy, insolvency or reorganization, or

•

any other event of default described in the applicable resolutions of the board of directors or an authorized committee thereof and related officers’ certificate or supplemental indenture under which the series of debt securities is issued.

We are required to furnish the trustee annually with a statement as to the fulfillment of our obligations under the indenture. Each indenture provides that the trustee may withhold notice to you of any default, except in respect of the payment of principal, or premium, if any, or interest on the debt securities, if it considers it in the interests of the holders of the debt securities to do so.

Effect of an Event of Default

If an event of default exists and is continuing (other than an event of default in the case of certain events of bankruptcy), the trustee or the holders of not less than 25% in aggregate principal amount of a series of outstanding debt securities may declare the principal amount (or, if the debt securities are original issue discount securities, the portion of the principal amount as may be specified in the terms of that series) of the debt securities of that series to be due and payable immediately, by a notice in writing to us, and to the trustee if given by holders. Upon that declaration the principal (or specified) amount will become immediately due and payable.

If an event of default in the case of certain events of bankruptcy exists, the principal amount of all debt securities outstanding under the indentures shall automatically, and without any declaration or other action on the part of the trustee or any holder of such outstanding debt, become immediately due and payable.

Subject to the provisions of the indentures relating to the duties of the trustee, the trustee will be under no obligation to exercise any of its rights or powers under the indentures (other than the payment of any amounts on the debt securities furnished to it pursuant to the indenture) at your (or any other person’s) request, order or direction, unless you have (or such other person has) offered to the trustee reasonable security or indemnity. Subject to the provisions for the security or indemnification of the trustee, the holders of a majority in aggregate principal amount of a series of outstanding debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee in connection with the debt securities of that series.

Waiver of Event of Default

At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of not less than a majority in aggregate principal amount of a series of outstanding debt securities may, subject to conditions specified in the indenture, rescind and annul that declaration and its consequences if:

•

the event of default is other than our non-payment of the principal (or specified amount of principal) of the debt securities which has become due solely by such acceleration and all other events of default have been cured or waived, and

•	we have paid or deposited with the relevant trustee a sum sufficient to pay:

•	all overdue installments of interest (including interest on overdue installments of interest) and principal, and premium, if any, due other than by acceleration, and

•	certain amounts owing to the trustee, its agents and counsel.

Legal Proceedings and Enforcement of Right to Payment

You will not have any right to institute any proceeding in connection with the indentures or for any remedy under the indentures, unless you have previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series. In addition, the holders of at least 25% in aggregate principal amount of a series of the outstanding debt securities must have made written request, and offered reasonable security or indemnity, to the trustee to institute that proceeding as trustee, and, within 60 days following the receipt of that notice, the trustee must not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with that request, and must have failed to institute the proceeding. However, you will have an absolute and unconditional right to receive payment of the principal of, premium, if any, and interest on that debt security on or after the due dates expressed in the debt security (or, in the case of redemption, on or after the redemption date) and to institute a suit for the enforcement of that payment.

Satisfaction and Discharge

Each indenture provides that when, among other things, all debt securities not previously delivered to the trustee for cancellation:

•	have become due and payable, or

•	will become due and payable at their stated maturity within one year, or

•	are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense,

and we deposit or cause to be deposited with the trustee, in trust, (a) money; (b) government obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money; or (c) a combination thereof, in each case in an amount sufficient to pay and discharge the entire indebtedness on the debt securities not previously delivered to the trustee for cancellation, for the principal, premium, if any, and interest on the date of the deposit or to the stated maturity or redemption date, as the case may be, then the indenture will cease to be of further effect and we will be deemed to have satisfied and discharged the indenture. However, we will continue to be obligated to pay all other sums due under the indenture and to provide the officers’ certificates and opinions of counsel described in the indenture.

Defeasance and Covenant Defeasance

Unless we state otherwise in the applicable prospectus supplement, each indenture provides that we may discharge all of our obligations, other than as to transfers and exchanges and certain other specified obligations, under any series of the debt securities at any time, and that we may also be released from our obligations described above under “Limitation on Liens on Voting Stock of Hartford Fire” and “Consolidation, Merger and Sale of Assets” and from certain other obligations, including obligations imposed by supplemental indentures with respect to that series, if any, and elect not to comply with those sections and obligations without creating an event of default. Discharge under the first procedure is called “defeasance” and under the second procedure is called “covenant defeasance.”

Defeasance or covenant defeasance may be effected only if:

•

we irrevocably deposit with the trustee money or United States government obligations or a combination thereof, as trust funds in an amount sufficient to pay on the respective stated maturities, the principal of and any premium and interest on, all outstanding debt securities of that series; provided that the trustee shall have the right (but not the obligation) to require us to deliver to the trustee an opinion of a nationally recognized firm of independent public accountants expressed in a written certification, or other evidence satisfactory to the trustee, as to the sufficiency of such deposits,

•

we deliver to the trustee an opinion of counsel (in the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law since the date of execution of the applicable indenture) to the effect that:

•

the holders of the debt securities of that series will not recognize gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge or as a result of the deposit and covenant defeasance, and

•

the deposit, defeasance and discharge or the deposit and covenant defeasance will be subject to United States federal income tax on the same amount, in the same manner and at the same time as would be the case if such deposit, defeasance and discharge or deposit and covenant defeasance were not to occur,

•	no event which is, or after notice or lapse of time or both would become, an event of default under the indenture has occurred and is continuing,

•

such defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any indenture or other agreement or instrument for borrowed money to which we are a party or by which we are bound,

•

such defeasance or covenant defeasance does not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, or the Investment Company Act, unless such trust shall be registered under the Investment Company Act or shall be exempt from registration thereunder,

•

we deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with, and

•	other conditions specified in the indentures are met.

The subordinated indenture will not be discharged as described above if we have defaulted in the payment of principal of, premium, if any, or interest on any senior debt, as defined below under “Subordination under the Subordinated Indenture,” and that default is continuing or another event of default on the senior debt then exists and has resulted in the senior debt becoming or being declared due and payable prior to the date it otherwise would have become due and payable.

Conversion or Exchange

We may issue debt securities that we may convert or exchange into other securities, property or assets. If so, we will describe the specific terms on which the debt securities may be converted or exchanged in the applicable prospectus supplement. The conversion or exchange may be mandatory, at your option, or at our option. The applicable prospectus supplement will state the manner in which the other securities, property or assets you would receive would be issued or delivered.

Subordination Under the Subordinated Indenture

In the subordinated indenture, we have agreed, and holders of subordinated debt will be deemed to have agreed, that any subordinated debt securities are subordinate and junior in right of payment to all senior debt to the extent provided in the subordinated indenture.

Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceeding in connection with our insolvency or bankruptcy, the holders of senior debt will first be entitled to receive payment in full of principal of, premium, if any, and interest on the senior debt before the holders of subordinated debt securities will be entitled to receive or retain any payment of the principal of, premium, if any, or interest on the subordinated debt securities.

If the maturity of any subordinated debt securities is accelerated, the holders of all senior debt outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due, including any amounts due upon acceleration, before you will be entitled to receive any payment of the principal of, premium, if any, or interest on the subordinated debt securities.

We will not make any payments of principal of, premium, if any, or interest on the subordinated debt securities or for the acquisition of subordinated debt securities (other than any sinking fund payment) if:

•	a default in any payment on senior debt then exists,

•	an event of default on any senior debt resulting in the acceleration of its maturity then exists, or

•	any judicial proceeding is pending in connection with such default.

When we use the term “debt” we mean, with respect to any person, whether recourse is to all or a portion of the assets of that person and whether or not contingent:

•	every obligation of, or any obligation guaranteed by, that person for money borrowed, whether or not evidenced by a written instrument,

•

every obligation of, or any obligation guaranteed by, that person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses but excluding the obligation to pay the deferred purchase price of any such property, assets or business if payable in full within 90 days from the date such debt was created,

•	every capital lease obligation of that person,

•	leases of property or assets made as part of any sale and lease-back transaction to which that person is a party, and

•	any amendments, renewals, extensions, modifications and refundings of any such debt.

The term “debt” does not include trade accounts payable or accrued liabilities arising in the ordinary course of business.

When we use the term “senior debt” we mean the principal of, premium, if any, and interest on debt, whether incurred on, prior to, or after the date of the subordinated indenture, unless the instrument creating or evidencing that debt or pursuant to which that debt is outstanding, or pursuant to the terms established for any subordinated debt securities, states that those obligations are not superior in right of payment to the subordinated debt securities or to other debt which ranks equally with, or junior to, the subordinated debt securities. Interest on this senior debt includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company, whether or not the claim for post-petition interest is allowed in that proceeding.

However, senior debt will not include:

•	any debt of the Company which when incurred and without regard to any election under Section 1111(b) of the Bankruptcy Code, was without recourse to the Company,

•	any debt of the Company to any of its subsidiaries,

•	debt to any employee of the Company or any of its subsidiaries,

•	any liability for taxes,

•

indebtedness or other monetary obligations to trade creditors or assumed by the Company or any of its subsidiaries in the ordinary course of business in connection with the obtaining of goods, materials or services,

•

the Income Capital Obligation Notes due 2067 of the Company issuable pursuant to the Junior Subordinated Indenture, dated as of February 12, 2007, between the Company and Wilmington Trust Company (as successor trustee to LaSalle Bank National Association), as trustee,

•

the 8.125% Fixed-to-Floating Rate Junior Subordinated Debentures due 2068 of the Company issued pursuant to the Junior Subordinated Indenture, which we refer to herein as the “junior subordinated indenture,” dated as of June 6, 2008, between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee, as such junior subordinated indenture was supplemented by the First Supplemental Indenture, dated as of June 6, 2008, between the same parties,

•

the 7.875% Fixed-to-Floating Rate Junior Subordinated Debentures due 2042 of the Company issued pursuant to the junior subordinated indenture, as supplemented by the Third Supplemental Indenture, dated as of April 5, 2012, between the Company and the trustee, and

•	the subordinated debt securities.

The subordinated indenture does not limit the amount of additional senior debt that we may incur. We expect from time to time to incur additional senior debt.

The subordinated indenture provides that we may change the subordination provisions relating to any particular issue of subordinated debt securities prior to issuance. We will describe any change in the prospectus supplement relating to the subordinated debt securities.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Trustees

The trustee under each indenture will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act. Subject to those provisions, each of the trustees will not be required to exercise any of its powers under the applicable indenture at your request, unless you offer reasonable indemnity against the costs, expenses and liabilities which the trustee might incur. Neither trustee is required to expend or risk its own funds or otherwise incur financial liability in performing its duties or exercising its rights and powers if it reasonably believes that it is not reasonably assured of repayment or adequate indemnity. Each of the trustees acts, or we expect will act, as depositary for funds of, and performs, or we expect will perform, other services for us and our subsidiaries in the normal course of business.

DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES

We may issue the junior subordinated debt securities in one or more series under the junior subordinated indenture, dated as of June 6, 2008, between us and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee.

The following description of the terms of the junior subordinated debt securities is a summary. It summarizes only those terms of the junior subordinated debt securities which we believe will be most important to your decision to invest in our junior subordinated debt securities. You should keep in mind, however, that it is the junior subordinated indenture, and not this summary, which defines your rights as a holder of our junior subordinated debt securities. There may be other provisions in the junior subordinated indenture which are also important to you. You should read the junior subordinated indenture for a full description of the terms of the junior subordinated debt securities. The junior subordinated indenture is incorporated by reference as an exhibit to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain a copy of the junior subordinated indenture.

Ranking of the Junior Subordinated Debt Securities

Each series of junior subordinated debt securities will rank equally with all other series of junior subordinated debt securities, and will be unsecured and subordinate and junior to all of our senior indebtedness as set forth in the applicable prospectus supplement.

As a non-operating holding company, we have no significant business operations of our own. Therefore, we rely on dividends from our insurance company and other subsidiaries as the principal source of cash flow to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses. Accordingly, the junior subordinated debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries, and you should rely only on our assets for payments on the junior subordinated debt securities. The payment of dividends by our insurance subsidiaries is limited under the insurance holding company laws in the jurisdictions where those subsidiaries are domiciled. See “The Hartford Financial Services Group, Inc.”

Unless we state otherwise in the applicable prospectus supplement, the junior subordinated indenture does not limit us from incurring or issuing other secured or unsecured debt under the junior subordinated indenture or any other indenture that we may have entered into or enter into in the future. See “—Subordination” and the prospectus supplement relating to any offering of junior subordinated debt securities.

Terms of the Junior Subordinated Debt Securities

We may issue the junior subordinated debt securities in one or more series. The terms of the securities will be established in or pursuant to a resolution of our board of directors or an authorized committee thereof, and set forth in an officers’ certificate, or established in one or more indentures that supplement the junior subordinated indenture.

You should refer to the applicable prospectus supplement for the specific terms of the junior subordinated debt securities. These terms may include the following:

•	title of the junior subordinated debt securities,

•	any limit upon the aggregate principal amount, provided that such limit may be increased through a resolution of our board of directors or an authorized committee thereof,

•	maturity date(s) or the method of determining the maturity date(s),

•	interest rate(s), including for additional interest, if any, or the method of determining the interest rate(s),

•	dates on which interest will be payable or the method of determining these dates,

•	circumstances in which interest may be deferred, if any,

•	the regular record date or the method of determining this date,

•	dates from which interest will accrue and the method of determining those dates,

•	place or places where we may pay principal, premium, if any, and interest, and where you may present the junior subordinated debt securities for registration of transfer or exchange,

•	place or places where notices and demands relating to the junior subordinated debt securities may be made,

•	redemption or early payment provisions,

•	sinking fund or similar provisions,

•	authorized denominations if other than denominations of $5,000 and integral multiples of $1,000 thereafter,

•

currency, currencies, or currency units, if other than in U.S. dollars, in which the principal of, premium, if any, and interest on the junior subordinated debt securities is payable, or in which the junior subordinated debt securities are denominated,

•	conversion or exchange provisions, if any,

•	any additions, modifications or deletions, in the events of default or covenants of the Company specified in the junior subordinated indenture relating to the junior subordinated debt securities,

•

if other than the principal amount of the junior subordinated debt securities, the portion of the principal amount of the junior subordinated debt securities that is payable upon declaration of acceleration of maturity, or method of determining such portion,

•

any additions or changes to the indenture relating to a series of junior subordinated debt securities necessary to permit or facilitate issuing the series in bearer form, registrable or not registrable as to principal, and with or without interest coupons,

•	any index or indices used to determine the amount of payments of principal of, premium, if any, or interest, on the junior subordinated debt securities or the method of determining these amounts,

•

whether a temporary global junior subordinated debt security will be issued and the terms upon which such temporary global junior subordinated debt security may be exchanged for definitive junior subordinated debt securities,

•	whether the junior subordinated debt securities will be issued in whole or in part in the form of one or more global junior subordinated debt securities,

•	identity of the depositary for global junior subordinated debt securities,

•	the terms and conditions upon which such global junior subordinated debt securities may be exchanged for certificated debt securities if other than by registration of transfer or exchange,

•	appointment of any paying agent(s),

•

the terms and conditions of any obligation or right we would have or any option you would have to convert or exchange the junior subordinated debt securities into other securities or cash or property of the Company or any other person and any changes to the junior subordinated indenture to permit or facilitate such conversion or exchange,

•	the relative degree, if any, of seniority or subordination to other securities in right of payment,

•	whether and under what circumstances provisions relating to the subordination of the junior subordinated debt securities will apply or cease to apply,

•	provisions granting special rights to holders of junior subordinated debt securities upon the occurrence of specific events,

•

if applicable, that the junior subordinated debt securities, in whole or any specified part, shall not be defeasible pursuant to the terms of the junior subordinated indenture, and, if other than by resolution of the board of directors or an authorized committee thereof, the manner in which any election by the Company to defease such junior subordinated debt securities will be evidenced,

•	any special tax considerations of the junior subordinated debt securities,

•

any change in the right of the indenture trustee or the requisite holders of the junior subordinated debt securities to declare the principal amount due and payable pursuant to the junior subordinated indenture,

•	provisions of the junior subordinated indenture, if any, that shall not apply to a series of junior subordinated debt securities, and

•	additional terms not inconsistent with the provisions of the junior subordinated indenture.

Junior subordinated debt securities may also be issued under the junior subordinated indenture upon the exercise of warrants or delivery upon settlement of stock purchase contracts. See “Description of Warrants” and “Description of Stock Purchase Contracts.”

We may, in certain circumstances, without notice to or consent of the holders of the junior subordinated debt securities, issue additional junior subordinated debt securities having the same terms and conditions as the junior subordinated debt securities previously issued (except as otherwise provided in the junior subordinated indenture or any supplemental indenture thereto, or resolutions of the board of directors or an authorized committee thereof and related officers’ certificate) under this prospectus and any applicable prospectus supplement, so that such additional junior subordinated debt securities and the junior subordinated debt securities previously offered under this prospectus and any applicable prospectus supplement form a single series, and references in this prospectus and any applicable prospectus supplement to the junior subordinated debt securities shall include, unless the context otherwise requires, any further junior subordinated debt securities issued as described in this paragraph.

Special Payment Terms of the Junior Subordinated Debt Securities

We may issue one or more series of junior subordinated debt securities at a substantial discount below their stated principal amount. These junior subordinated debt securities may bear no interest or interest at a rate which at the time of issuance is below market rates. When appropriate, we will describe certain of the United States federal income tax considerations relating to any series of junior subordinated debt securities in the applicable prospectus supplement.

The purchase price of any of the junior subordinated debt securities may be payable in one or more foreign currencies or currency units. The junior subordinated debt securities may be denominated in one or more foreign currencies or currency units, or the principal of, premium, if any, or interest on any junior subordinated debt securities may be payable in one or more foreign currencies or currency units. We will describe the restrictions, elections, United States federal income tax considerations, specific terms and other information relating to the junior subordinated debt securities and any foreign currencies or foreign currency units in the applicable prospectus supplement.

If we use any index to determine the amount of payments of principal of, premium, if any, or interest on any series of junior subordinated debt securities, we will also describe the United States federal income tax consequences and any special considerations relating to the junior subordinated debt securities in the applicable prospectus supplement.

Denominations, Registration and Transfer

Unless we state otherwise in the applicable prospectus supplement, we will issue the junior subordinated debt securities only in fully registered form without coupons and in denominations of $5,000 and any integral multiple of $1,000. Except as we may describe in the applicable prospectus supplement, junior subordinated debt securities of any series will be exchangeable at the option of the holder for other junior subordinated debt securities of the same issue and series, in any authorized denominations, of a like tenor and aggregate principal amount, of the same original issue date and stated maturity, bearing the same interest rate and having the same terms.

You may, subject to the limitations described below, present junior subordinated debt securities for exchange as described above, or for registration of transfer, at the office of the security registrar or at the office of any transfer agent we designate for that purpose. You will not incur a service charge in connection with the registration of transfer or exchange of junior subordinated debt securities, but you may be obligated to pay any taxes, assessments or other governmental charges as described in the junior subordinated indenture. We will appoint the indenture trustee as security registrar under the junior subordinated indenture. We may at any time rescind the designation of any transfer agent that we initially designate or approve a change in the location through which the transfer agent acts. We must maintain a transfer agent in each place of payment. We will specify the transfer agent in the applicable prospectus supplement. We may at any time designate additional transfer agents.

If we redeem any junior subordinated debt securities, neither we nor the indenture trustee will be required to:

•

issue, register the transfer of, or exchange junior subordinated debt securities during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of such junior subordinated debt securities and ending at the close of business on the day of such mailing of notice of redemption, or

•	register, transfer or exchange any junior subordinated debt securities selected for redemption in whole or in part, except for any portion of such junior subordinated debt securities not redeemed.

Global Junior Subordinated Debt Securities

We may issue all or any part of a series of junior subordinated debt securities in the form of one or more global junior subordinated debt securities. We will identify the depositary holding the global junior subordinated debt securities in the applicable prospectus supplement. Unless we otherwise state in the applicable prospectus supplement, the depositary will be DTC. We will issue global junior subordinated debt securities only in fully registered form and in either temporary or definitive form. Unless it is exchanged for individual junior subordinated debt securities, a global junior subordinated debt security may not be transferred except as a whole:

•	by the depositary to its nominee,

•	by a nominee of the depositary to the depositary or another nominee, or

•	by the depositary or any nominee to a successor of the depositary, or a nominee of the successor.

We will describe the specific terms of the depositary arrangement in the applicable prospectus supplement. We expect that the following provisions will generally apply to these depositary arrangements.

Beneficial Interests in a Global Junior Subordinated Debt Security

If we issue a global junior subordinated debt security, the depositary for the global junior subordinated debt security or its nominee will credit on its book-entry registration and transfer system the principal amounts of the individual junior subordinated debt securities represented by the global junior subordinated debt security to the accounts of persons that have accounts with it. We refer to those persons as “participants” in this prospectus. The accounts will be designated by the dealers, underwriters or agents for the junior subordinated debt securities, or by us if the junior subordinated debt securities are offered and sold directly by us. Ownership of beneficial interests in a global junior subordinated debt security will be limited to participants or persons that may hold interests through participants. Ownership and transfers of beneficial interests in the global junior subordinated debt security will be shown on, and effected only through, records maintained by the applicable depositary or its nominee, for interests of participants, and the records of participants, for interests of persons who hold through participants. The laws of some states require that you take physical delivery of securities in definitive form. These limits and laws may impair your ability to transfer beneficial interests in a global junior subordinated debt security.

So long as the depositary or its nominee is the registered owner of the global junior subordinated debt security, the depositary or the nominee will be considered the sole owner or holder of the junior subordinated debt securities represented by the global junior subordinated debt security for all purposes under the junior subordinated indenture. Except as provided below, you:

•	will not be entitled to have any of the individual junior subordinated debt securities represented by the global junior subordinated debt security registered in your name,

•	will not receive or be entitled to receive physical delivery of any junior subordinated debt securities in definitive form, and

•	will not be considered the owner or holder of the junior subordinated debt securities under the junior subordinated indenture.

Payments of Principal, Premium and Interest

We will make principal, premium, if any, and interest payments on global junior subordinated debt securities to the depositary that is the registered holder of the global junior subordinated debt security or its nominee. The depositary for the global junior subordinated debt securities will be solely responsible and liable for all payments made on account of your beneficial ownership interests in the global junior subordinated debt security and for maintaining, supervising and reviewing any records relating to your beneficial ownership interests.

We expect that the depositary or its nominee, upon receipt of any principal, premium, if any, or interest payment, immediately will credit participants’ accounts with amounts in proportion to their respective beneficial interests in the principal amount of the global junior subordinated debt security as shown on the records of the depositary or its nominee. We also expect that payments by participants to you, as an owner of a beneficial interest in the global junior subordinated debt security held through those participants, will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of those participants.

Issuance of Individual Junior Subordinated Debt Securities

Unless we state otherwise in the applicable prospectus supplement, if a depositary for a series of junior subordinated debt securities is at any time unwilling, unable or ineligible to continue as depositary, we will appoint a successor depositary or we will issue individual junior subordinated debt securities in exchange for the global junior subordinated debt security. In addition, we may at any time and in our sole discretion, subject to the procedures of the depositary and any limitations described in the prospectus supplement relating to the junior subordinated debt securities, determine not to have any junior subordinated debt securities represented by one or more global junior subordinated debt securities. If that occurs, we will issue individual junior subordinated debt securities in exchange for the global junior subordinated debt security.

Further, we may specify that you may, on terms acceptable to us, the indenture trustee and the depositary, receive individual junior subordinated debt securities in exchange for your beneficial interest in a global junior subordinated debt security, subject to any limitations described in the prospectus supplement relating to the junior subordinated debt securities. In that instance, you will be entitled to physical delivery of individual junior subordinated debt securities equal in principal amount to that beneficial interest and to have the junior subordinated debt securities registered in your name. Unless we otherwise specify, we will issue individual junior subordinated debt securities in denominations of $5,000 and integral multiples of $1,000.

Payment and Paying Agents

Unless we state otherwise in the applicable prospectus supplement, we will pay principal of, premium, if any, and interest on your junior subordinated debt securities at the office of the indenture trustee in The City of New York or at the office of any paying agent that we may designate.

Unless we state otherwise in the applicable prospectus supplement, we will pay any interest on junior subordinated debt securities to the registered owner of the junior subordinated debt security at the close of business on the regular record date for the interest, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of any paying agent. We must maintain a paying agent in each place of payment for the junior subordinated debt securities.

Any moneys or U.S. government obligation (including the proceeds thereof and interest thereon) deposited with the indenture trustee or any paying agent, or then held by us in trust, for the payment of the principal of, premium, if any, and interest on any junior subordinated debt security that remain unclaimed for two years after the principal, premium or interest has become due and payable will, at our request, be repaid to us. After repayment to us, you are entitled to seek payment only from us as a general unsecured creditor.

Redemption

Unless we state otherwise in the applicable prospectus supplement, junior subordinated debt securities will not be subject to any sinking fund.

Unless we state otherwise in the applicable prospectus supplement, we may, at our option, redeem any series of junior subordinated debt securities after its issuance date in whole or in part at any time and from time to time. Unless otherwise specified in the applicable prospectus supplement, we may redeem junior subordinated debt securities in denominations larger than $5,000 and in integral multiples of $1,000 thereafter.

Redemption Price

Except as we may otherwise specify in the applicable prospectus supplement, the redemption price for any junior subordinated debt security which we redeem will equal 100% of the principal amount then outstanding plus any accrued and unpaid interest up to, but excluding, the redemption date.

Notice of Redemption

Except as we may otherwise specify in the applicable prospectus supplement, we will mail notice of any redemption of junior subordinated debt securities at least 30 days but not more than 60 days before the redemption date to the registered holders of the junior subordinated debt securities at their addresses as shown on the security register. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the junior subordinated debt securities or the portions called for redemption.

Option to Defer Payment of Interest

If provided in the applicable prospectus supplement, we will have the right during the term of any series of junior subordinated debt securities to defer the payment of interest for a specified number of interest payment periods, subject to the terms, conditions and covenants specified in the prospectus supplement. At the end of such period, we will pay all accrued and unpaid interest, as well as additional interest, if any, as specified in the applicable prospectus supplement. However, we may not defer these interest payments beyond the final maturity of the junior subordinated debt securities. When appropriate, we will describe certain of the United States federal income tax considerations relating to any series of junior subordinated debt securities in the applicable prospectus supplement.

If we exercise this right, during the deferral period we and our subsidiaries may not, except as otherwise stated in the applicable prospectus supplement:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment on, any of our capital stock, or

•

make any payment of principal, premium, if any, or interest on or repay, repurchase or redeem any debt securities that rank equally with or junior in interest to the junior subordinated debt securities or make any related guarantee payments, other than:

•	dividends or distributions in our common stock,

•	redemptions or purchases of any rights pursuant to any shareholders’ rights plan, and the declaration of a dividend of, or issuance of stock pursuant to, these rights in the future,

•	repurchases, redemptions or other acquisitions of shares of capital stock in connection with any employment contract, benefit plan or similar arrangement, and

•	payments under any guarantee.

Modification and Waiver

Modification

We and the indenture trustee may, without the consent of the holders of junior subordinated debt securities, amend, waive or supplement the junior subordinated indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies. However, no action may adversely affect in any material respect the interests of holders of any series of junior subordinated debt securities. We may also amend the junior subordinated indenture to maintain the qualification of the junior subordinated indenture under the Trust Indenture Act.

We and the indenture trustee may modify and amend the junior subordinated indenture, with the consent of the holders of not less than a majority in principal amount of the series of outstanding junior subordinated debt securities affected. However, no modification or amendment may, without the consent of the holder of each outstanding junior subordinated debt security affected:

•

change the stated maturity of the principal of, or any installment of interest, including additional interest, if any, payable on, any outstanding junior subordinated debt security, except as permitted under the junior subordinated indenture or as provided in the applicable prospectus supplement,

•

reduce the principal amount of, or the rate of interest on or any premium payable upon the redemption of, any outstanding junior subordinated debt security, except as permitted under the junior subordinated indenture or as provided in the applicable prospectus supplement,

•

reduce the amount of principal of an original issue discount security that would be due and payable upon a redemption or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of, any outstanding junior subordinated debt security,

•	change the place of payment, or the coin or currency in which any outstanding junior subordinated debt security or the interest on any outstanding junior subordinated debt security is payable,

•	impair your right to institute suit for the enforcement of any payment on any outstanding junior subordinated debt security after the stated maturity or redemption date,

•

reduce the percentage of principal amount of outstanding junior subordinated debt securities, the holders of which are necessary to modify or amend the junior subordinated indenture, to waive compliance with certain provisions of the junior subordinated indenture or certain defaults and consequences of such defaults,

•

modify any of the above provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of all of the holders of the junior subordinated debt securities affected, or

•

modify the provisions with respect to the subordination of outstanding junior subordinated debt securities in a manner materially adverse to the holders of such outstanding junior subordinated debt securities.

In addition, we and the indenture trustee may execute, without your consent, any supplemental indenture for the purpose of creating any new series of junior subordinated debt securities.

Waiver

The holders of a majority in aggregate principal amount of the outstanding junior subordinated debt securities of a series may, on behalf of the holders of all junior subordinated debt securities of that series, waive compliance by us with certain restrictive covenants of the junior subordinated indenture which relate to that series.

The holders of not less than a majority in aggregate principal amount of the outstanding junior subordinated debt securities of a series may, on behalf of the holders of that series, generally waive any past default under the junior subordinated indenture relating to that series of junior subordinated debt securities and the consequences of such default. However, no such waiver may occur for a default in the payment of the principal of, or premium, if any, or any interest, including additional interest, if any, on any junior subordinated debt security of that series or relating to a covenant or provision which under the junior subordinated indenture relating to that series of junior subordinated debt security cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debt security of that series affected.

Events of Default

Under the terms of the junior subordinated indenture, each of the following constitutes an event of default for a series of junior subordinated debt securities:

•

default for 30 days in the payment of any interest, including additional interest, if any, on the junior subordinated debt securities when due, subject to the deferral of any due date in the case of a deferral period,

•

default in the payment of principal, or premium, if any, on the junior subordinated debt securities when due, subject to an extension of the maturity date in accordance with the terms of the junior subordinated debt securities or supplemental indenture,

•	certain events of bankruptcy, insolvency or reorganization, or

•

any other event of default described in the applicable resolutions of the board of directors or an authorized committee thereof and related officers’ certificate or supplemental indenture under which the series of debt securities is issued.

We are required to furnish the trustee annually with a statement as to the fulfillment of our obligations under the indenture. Each indenture provides that the trustee may withhold notice to you of any default, except in respect of the payment of principal, or premium, if any, or interest on the junior subordinated debt securities, if it considers it in the interests of the holders of the junior subordinated debt securities to do so.

Effect of an Event of Default

If an event of default exists and is continuing (other than an event of default in the case of certain events of bankruptcy), the trustee or the holders of not less than 25% in aggregate principal amount of a series of outstanding junior subordinated debt securities may declare the principal amount of (or, if the junior subordinated debt securities are original issue discount securities, the portion of the principal amount as may be specified in the terms of that series) and accrued but unpaid interest on the junior subordinated debt securities of that series to be due and payable immediately, by a notice in writing to us, and to the trustee if given by holders. Upon that declaration the principal (or specified) amount and accrued but unpaid interest will become immediately due and payable.

If an event of default in the case of certain events of bankruptcy exists, the principal (or specified) amount of and accrued but unpaid interest on all junior subordinated debt securities outstanding under the junior subordinated indenture shall automatically, and without any declaration or other action on the part of the trustee or any holder of such outstanding debt, become immediately due and payable.

Subject to the provisions of the junior subordinated indenture relating to the duties of the indenture trustee, the indenture trustee will be under no obligation to exercise any of its rights or powers under the junior subordinated indenture (other than the payment of any amounts on the junior subordinated debt securities furnished to it pursuant to the junior subordinated indenture) at your (or any other person’s) request, order or direction, unless you have (or such other person has) offered to the indenture trustee reasonable security or indemnity. Subject to the provisions for the security or indemnification of the indenture trustee, the holders of a majority in aggregate principal amount of a series of outstanding junior subordinated debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred on the indenture trustee in connection with the junior subordinated debt securities of that series.

Waiver of Event of Default

At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of not less than a majority in aggregate principal amount of a series of outstanding junior subordinated debt securities may, subject to conditions specified in the junior subordinated indenture, rescind and annul that declaration and its consequences if:

•

the event of default is other than our non-payment of the principal (or specified amount of principal) of the junior subordinated debt securities which has become due solely by such acceleration and all other events of default have been cured or waived, and

•	we have paid or deposited with the indenture trustee a sum sufficient to pay:

•	all overdue installments of interest (including additional interest, if any, and interest on overdue installments of interest) and principal, and premium, if any, due other than by acceleration, and

•	certain amounts owing to the indenture trustee, its agents and counsel.

Legal Proceedings and Enforcement of Right to Payment

You will not have any right to institute any proceeding in connection with the junior subordinated indenture or for any remedy under the junior subordinated indenture, unless you have previously given to the indenture trustee written notice of a continuing event of default with respect to junior subordinated debt securities of that series. In addition, the holders of at least 25% in aggregate principal amount of a series of the outstanding junior subordinated debt securities must have made written request, and offered reasonable security or indemnity, to the indenture trustee to institute that proceeding as indenture trustee, and, within 60 days following the receipt of that notice, the indenture trustee must not have received from the holders of a majority in aggregate principal amount of the outstanding junior subordinated debt securities of that series a direction inconsistent with that request, and must have failed to institute the proceeding. However, you will have an absolute and unconditional right to receive payment of the principal of, premium, if any, and interest, including additional interest, if any, on that junior subordinated debt security on or after the due dates expressed in the junior subordinated debt security (or, in the case of redemption, on or after the redemption date) and to institute a suit for the enforcement of that payment.

Consolidation, Merger and Sale of Assets

We will not consolidate with or merge into any other person or convey, transfer or lease our assets substantially as an entirety to any person, and no person may consolidate with or merge into us, unless we will be the surviving company in any merger or consolidation, or:

•

if we consolidate with or merge into another person or convey or transfer our assets substantially as an entirety to any person, the successor person is a corporation, partnership, trust or limited liability company, organized and validly existing under the laws of the United States or any state thereof or the District of Columbia, and the successor entity expressly assumes our obligations relating to the junior subordinated debt securities, and

•

immediately after giving effect to the consolidation, merger, conveyance or transfer, there exists no event of default, and no event which, after notice or lapse of time or both, would become an event of default, and

•	other conditions described in the junior subordinated indenture are met.

This covenant does not apply to the direct or indirect conveyance, transfer or lease of all or any portion of the stock, assets or liabilities of any of our wholly owned subsidiaries to us or to our other wholly owned subsidiaries. In addition, this covenant does not apply to any recapitalization transaction, a change of control of the Company or a highly leveraged transaction unless such transaction or change of control is structured to include a merger or consolidation by us or the conveyance, transfer or lease of our assets substantially as an entirety.

Satisfaction and Discharge

The junior subordinated indenture provides that when, among other things, all junior subordinated debt securities not previously delivered to the indenture trustee for cancellation:

•	have become due and payable, or

•	will become due and payable at their stated maturity within one year, or

•	are to be called for redemption within one year under arrangements satisfactory to the indenture trustee for the giving of notice of redemption by the indenture trustee in our name and at our expense, and we deposit or cause to be deposited with the indenture trustee, in trust, (a) money; (b) government obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money; or (c) a combination thereof, in each case in an amount sufficient to pay and discharge the entire indebtedness on the junior subordinated debt securities not previously delivered to the indenture trustee for cancellation, for the principal, premium, if any, and interest on the date of the deposit or to the stated maturity or redemption date, as the case may be, then the junior subordinated indenture will cease to be of further effect and we will be deemed to have satisfied and discharged the indenture. However, we will continue to be obligated to pay all other sums due under the junior subordinated indenture and to provide the officers’ certificates and opinions of counsel described in the junior subordinated indenture.

Defeasance and Covenant Defeasance

Unless we state otherwise in the applicable prospectus supplement, the junior subordinated indenture provides that we may discharge all of our obligations, other than as to transfers and exchanges and certain other specified obligations, under any series of the junior subordinated debt securities at any time, and that we may also be released from our obligations described above under “Consolidation, Merger and Sale of Assets” and from certain other obligations, including obligations imposed by supplemental indentures with respect to that series, if any, and elect not to comply with those sections and obligations without creating an event of default. Discharge under the first procedure is called “defeasance” and under the second procedure is called “covenant defeasance.”

Defeasance or covenant defeasance may be effected only if:

•

we irrevocably deposit with the trustee money or United States government obligations or a combination thereof, as trust funds in an amount sufficient to pay on the respective stated maturities, the principal of and any premium and interest on, all outstanding debt securities of that series; provided that the trustee shall have the right (but not the obligation) to require us to deliver to the trustee an opinion of a nationally recognized firm of independent public accountants expressed in a written certification, or other evidence satisfactory to the trustee, as to the sufficiency of such deposits,

•

we deliver to the trustee an opinion of counsel (in the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law since the date of execution of the applicable indenture) to the effect that:

•

the holders of the junior subordinated debt securities of that series will not recognize gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge or as a result of the deposit and covenant defeasance, and

•

the deposit, defeasance and discharge or the deposit and covenant defeasance will be subject to United States federal income tax on the same amount, in the same manner and at the same time as would be the case if such deposit, defeasance and discharge or deposit and covenant defeasance were not to occur,

•	no event which is, or after notice or lapse of time or both would become, an event of default under the indenture has occurred and is continuing,

•

such defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any indenture or other agreement or instrument for borrowed money to which we are a party or by which we are bound,

•

such defeasance or covenant defeasance does not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act unless such trust shall be registered under the Investment Company Act or shall be exempt from registration thereunder,

•

we deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with, and

•	other conditions specified in the indentures are met.

Conversion or Exchange

We may issue junior subordinated debt securities that we may convert or exchange into other securities, property or assets. If so, we will describe the specific terms on which junior subordinated debt securities may be converted or exchanged in the applicable prospectus supplement. The conversion or exchange may be mandatory, at your option or at our option. The applicable prospectus supplement will state the manner in which the securities, property or assets you would receive would be issued or delivered.

Subordination

In the junior subordinated indenture, we have agreed, and holders of junior subordinated debt will be deemed to have agreed, that any junior subordinated debt securities are subordinate and junior in right of payment to all senior debt to the extent provided in the junior subordinated indenture.

Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceeding in connection with our insolvency or bankruptcy, the holders of senior debt will first be entitled to receive payment in full of principal of, premium, if any, and interest on the senior debt before the holders of junior subordinated debt securities will be entitled to receive or retain any payment of the principal of, premium, if any, or interest on the junior subordinated debt securities.

If the maturity of any junior subordinated debt securities is accelerated, the holders of all senior debt outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due, including any amounts due upon acceleration, before you will be entitled to receive any payment of the principal of, premium, if any, or interest on the junior subordinated debt securities.

We will not make any payments of principal of, premium, if any, or interest on the junior subordinated debt securities or for the acquisition of junior subordinated debt securities (other than any sinking fund payment) if:

•	a default in any payment on senior debt then exists,

•	an event of default on any senior debt resulting in the acceleration of its maturity then exists, or

•	any judicial proceeding is pending in connection with such default.

When we use the term “debt” we mean, with respect to the Company:

•	all obligations of the Company for money borrowed,

•

all obligations of the Company evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses, and including all other debt securities issued by the Company to any trust or trustee of such trust, or to a partnership or other affiliate that acts as a financing vehicle for the Company, in connection with such issuance of securities,

•	all capital lease obligations of the Company,

•	all reimbursement obligations of the Company with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of the Company,

•

all obligations of the Company issued or assumed as the deferred purchase price of property or services, including all obligations under master lease transactions pursuant to which the Company or any subsidiary has agreed to be treated as owner of the subject property for federal income tax purposes, but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business,

•

all payment obligations of the Company under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements at the time of determination, including any such obligations incurred solely to act as a hedge against increases in interest rates that may occur under the terms of other outstanding variable or floating rate indebtedness of the Company,

•

every obligation of the type referred to in the prior six clauses of another person and all dividends of another person the payment of which the Company has assumed or guaranteed or is responsible or liable for, directly or indirectly, jointly or severally, including as obligor, guarantor or otherwise,

•	all compensation, reimbursement and indemnification obligations of the Company to the indenture trustee pursuant to the junior subordinated indenture, and

•	any amendments, modifications, renewals, extensions, refinancings, replacements and refundings of any such debt.

When we use the term “senior debt” we mean the principal of, premium, if any, and interest on debt, whether outstanding on, or incurred or created after the date of the junior subordinated indenture, unless the instrument creating or evidencing that debt or pursuant to which that debt is outstanding, or pursuant to the terms established for any series of junior subordinated debt securities, states that those obligations are not superior in right of payment to the junior subordinated debt securities or to other obligations which rank equally with, or junior to, the junior subordinated debt securities.

As a non-operating holding company, we have no significant business operations of our own. Therefore, we rely on dividends from our insurance company and other subsidiaries as the principal source of cash flow to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses. Accordingly, the junior subordinated debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries, and you should rely only on our assets for payments on the junior subordinated debt securities. The payment of dividends by our insurance subsidiaries is limited under the insurance holding company laws in the jurisdictions where those subsidiaries are domiciled. See “The Hartford Financial Services Group, Inc.”

The junior subordinated indenture does not limit the amount of additional senior or subordinated debt that we may incur. We expect from time to time to incur additional senior or subordinated debt.

The junior subordinated indenture provides that we may change the subordination provisions relating to any particular issue of junior subordinated debt securities prior to issuance. We will describe any change in the prospectus supplement relating to the junior subordinated debt securities.

Governing Law

The junior subordinated indenture and the junior subordinated debt securities will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Indenture Trustee

The indenture trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act. Subject to those provisions, the indenture trustee will not be required to exercise any of its powers under the junior subordinated indenture at your request, unless you offer reasonable indemnity against the costs, expenses and liabilities which the trustee might incur. The indenture trustee will not be required to expend or risk its own funds or incur personal financial liability in performing its duties if the indenture trustee reasonably believes that it is not reasonably assured of repayment or adequate indemnity. The indenture trustee acts as depositary for funds of, and performs other services for us and our subsidiaries in the normal course of business.

DESCRIPTION OF CAPITAL STOCK OF

THE HARTFORD FINANCIAL SERVICES GROUP, INC.

The following description of our capital stock is a summary. It summarizes only those aspects of our capital stock which we believe will be most important to your decision to invest in our capital stock. You should keep in mind, however, that it is our Amended and Restated Certificate of Incorporation and our Amended and Restated By-Laws, and the Delaware General Corporation Law, and not this summary, which define your rights as a securityholder. There may be other provisions in these documents which are also important to you. You should read these documents for a full description of the terms of our capital stock. Our Amended and Restated Certificate of Incorporation and our Amended and Restated By-Laws are incorporated by reference as exhibits to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain copies of these documents.

Common Stock

Subject to any preferential rights of any preferred stock created by our board of directors, holders of our common stock are entitled to dividends as our board of directors may declare from time to time out of funds that we can lawfully use to pay dividends. See “Dividend Policy.” Holders of our common stock possess exclusive voting rights, except to the extent provided by law and as set forth in our Amended and Restated Certificate of Incorporation, including any certificate of designations of a series of preferred stock. Holders of our common stock are entitled to one vote for each share of common stock and do not have any right to cumulate votes in the election of directors.

Holders of our common stock have no preference, conversion, exchange, sinking fund or redemption rights, are not entitled to any preemptive rights by virtue of their status as stockholders and that status does not entitle them to purchase their pro rata share of any offering of shares of any class or series, and generally have no appraisal rights except in certain limited transactions. Under Delaware law, our stockholders generally are not liable for our debts or obligations.

In the event of our liquidation, dissolution or winding-up, holders of our common stock will be entitled to receive on a proportionate basis any assets remaining after provision for payment of creditors and after payment or provision for payment of any liquidation preferences to holders of preferred stock.

Our common stock is listed on the New York Stock Exchange, or the NYSE, under the symbol “HIG.” The transfer agent and registrar for our common stock is Computershare Shareowner Services, LLC.

We have 1,500,000,000 authorized shares of common stock. As of July 25, 2013, 455,032,974 shares were outstanding, 65,000,000 shares are required to be reserved for issuance pursuant to the terms of our contingent capital facility and 86,000,000 shares are required to be reserved for issuance pursuant to the terms of our 8.125% Fixed-to-Floating Rate Junior Subordinated Debentures due 2068 and, as of June 30, 2013, 50,045,826 are reserved for issuance in connection with the conversion of the outstanding warrants, or the CPP Warrants, issued to the United States Department of the Treasury, or the Treasury, in connection with our participation in the Capital Purchase Program, or the CPP, and subsequently sold by the Treasury on September 27, 2010 in a secondary public offering. In addition, as of June 30, 2013, the most recent date for which information is available, 4,736,272 shares were reserved for issuance upon exercise of outstanding options, warrants and rights under our stock compensation plans, 8,502,238 were reserved for future issuance under our 2010 Incentive Stock Plan (together with such adjustments as are provided in the 2010 Incentive Stock Plan) and 5,591,188 shares were reserved for issuance under the employee stock purchase plan.

Preferred Stock

We have 50,000,000 shares of authorized preferred stock. 8,800,000 shares are designated for our Series B Non-Voting Contingent Convertible Preferred Stock, par value $0.01 per share, none of which are currently outstanding, 8,900,000 shares are designated for our Series C Non-Voting Contingent Convertible Preferred

Stock, par value $0.01 per share, none of which are currently outstanding and 575,000 shares are designated for our 7.25% Mandatory Convertible Preferred Stock, Series F, par value $0.01 per share, none of which are currently outstanding.

Additional shares of preferred stock may be issued from time to time in one or more series. We will describe the particular terms of any series of preferred stock in the prospectus supplement relating to the offering. Our board of directors is empowered, without the approval of our stockholders, to cause our preferred stock to be issued in one or more classes or series, or both, with the numbers of shares of each class or series and the provisions, designations, powers, preferences and relative, participating, optional and other special rights and the qualifications, limitations or restrictions thereof, of each class or series to be determined by it. The specific matters that may be determined by our board of directors include dividend rights, voting rights, redemption rights, liquidation preferences, conversion and exchange rights, retirement and sinking fund provisions, conditions or restrictions on our creation of indebtedness or our issuance of additional shares of stock, and other powers, preferences and relative, participating, optional and other special rights and any qualifications, limitations or restrictions on any wholly unissued series of preferred stock, or of the entire class of preferred stock if none of the shares have been issued, the number of shares constituting that series and the terms and conditions of the issue of the shares.

Dividend Policy

The payment of future dividends on our common stock is subject to the discretion of our board of directors, which will consider, among other factors, our operating results, overall financial condition, credit-risk considerations and capital requirements, as well as general business and market conditions. Dividends from our insurance company subsidiaries and other subsidiaries are the primary source of funds for payment of dividends to our stockholders and there are statutory limits on the amount of dividends that our insurance company subsidiaries can pay to us without regulatory approval.

The Connecticut insurance holding company laws limit the payment of dividends by Connecticut-domiciled insurers. In addition, these laws require notice to and approval by the state insurance commissioner for the declaration or payment by those subsidiaries of any dividend, if the dividend and other dividends or distributions made within the preceding twelve months exceeds the greater of (i) 10% of the insurer’s policyholder surplus as of December 31 of the preceding year, and (ii) net income, or net gain from operations if the subsidiary is a life insurance company, for the previous calendar year, in each case determined under statutory insurance accounting principles. In addition, if any dividend of a Connecticut-domiciled insurer exceeds the insurer’s earned surplus, it requires the prior approval of the Connecticut Insurance Commissioner. The insurance holding company laws of the other jurisdictions in which our insurance subsidiaries are incorporated, or deemed commercially domiciled, generally contain similar, and in some instances more restrictive, limitations on the payment of dividends. Likewise, our rights to participate in any distribution of the assets of any of our subsidiaries, for example, upon their liquidation or reorganization, and the ability of holders of the securities to benefit indirectly from a distribution, are subject to the prior claims of creditors of the applicable subsidiary, except to the extent that we may be a creditor of that subsidiary.

Moreover, our common stockholders are subject to the prior dividend rights of any holders of our preferred stock or depositary shares representing such preferred stock then outstanding. In addition, the terms of our outstanding junior subordinated debt securities prohibit us from declaring or paying any dividends or distributions on our capital stock, including our common stock, or purchasing, acquiring, or making a liquidation payment on such stock, if we have given notice of our election to defer interest payments but the related deferral period has not yet commenced or a deferral period is continuing.

The CPP Warrants

In connection with our participation in the CPP, we issued to the Treasury 52,093,973 CPP Warrants, each representing the right to purchase one share of our common stock at an initial exercise price of $9.79, subject to adjustments. On September 27, 2010, the Treasury sold the CPP Warrants in a secondary public offering. The Company did not receive any proceeds from this sale. The CPP Warrants are exercisable, in whole or in part, at any time and from time to time until June 26, 2019. Pursuant to the Warrant Agreement, dated as of September 27, 2010, between the Company and Computershare Shareowner Services, LLC (formerly known as The Bank of New York Mellon), as warrant agent, or the Warrant Agreement, the warrant exercise price and the number of shares that will be acquired upon the exercise of the CPP Warrants is subject to adjustment from time to time. For example, the warrant exercise price and the number of shares that will be acquired upon the exercise of the CPP Warrants will be adjusted whenever a quarterly common stock dividend above $0.05 is declared. The declaration of a quarterly common stock dividend of $0.10 per share during the second quarter of 2013 triggered this provision in the Warrant Agreement, resulting in adjustments to the exercise price and the number of shares that will be acquired upon exercise. The warrant exercise price at June 30, 2013 was $9.563. On July 24, 2013, the board of directors approved a quarterly common stock dividend of $0.15 per share, payable on October 1, 2013, to shareholders of record at the close of business on September 3, 2013 The warrant exercise price and the number of shares that will be acquired upon exercise will be further adjusted to reflect this declaration.

Contractual and Statutory Provisions May Delay or Make More Difficult Acquisitions or Changes of Control of the Company

Some provisions of our Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws may delay or make more difficult unsolicited acquisitions or changes of control of the Company. We believe that these provisions will enable us to develop our business in a manner that will foster long-term growth without disruption caused by the threat of a takeover not thought by our board of directors to be in our best interest and the best interests of our stockholders.

Those provisions could have the effect of discouraging third parties from making proposals involving an unsolicited acquisition or change of control of the Company, although the proposals, if made, might be considered desirable by a majority of our stockholders. Those provisions may also have the effect of making it more difficult for third parties to cause the replacement of our current management without the concurrence of our board of directors.

These provisions include:

•	the availability of capital stock for issuance from time to time at the discretion of our board of directors (see “—Preferred Stock”),

•	prohibitions against stockholders calling a special meeting of stockholders or acting by written consent instead of at a meeting,

•	requirements for advance notice for raising business or making nominations at stockholders’ meetings, and

•	the ability of our board of directors to increase the size of the board and to appoint directors to fill newly created directorships.

The restrictions on ownership of our stock described under “—Restrictions on Ownership” could also have the effect of discouraging third parties from making proposals involving an acquisition or change of control of the Company.

No Stockholder Action by Written Consent; Special Meetings

Our Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws provide that stockholder action can be taken only at an annual or special meeting and cannot be taken by written consent. Our Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws also provide that special meetings of stockholders can be called by the chairman of our board of directors or by a vote of the majority of the entire board of directors. Furthermore, our Amended and Restated By-Laws provide that only such business as is specified in the notice of any special meeting of stockholders may come before the meeting.

Advance Notice for Raising Business or Making Nominations at Meetings

Our Amended and Restated By-Laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders and for nominations by stockholders of candidates for election as directors at an annual or special meeting at which directors are to be elected. The only business that may be conducted at an annual meeting of stockholders is the election of members of the board of directors for the succeeding year and business that has been specified in the notice of the meeting given by or at the direction of the board of directors or otherwise brought before the meeting by, or at the direction of, the board of directors, or by a stockholder who has given to our corporate secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Only persons who are nominated by, or at the direction of, the board of directors, or who are nominated by a stockholder who has given timely written notice, in proper form, to the secretary prior to a meeting at which directors are to be elected will be eligible for election as directors.

To be timely, notice of business to be brought before an annual meeting or nominations of candidates for election as directors at an annual meeting must be given by a stockholder to our corporate secretary not later than 90 days prior to the anniversary date for the immediately preceding annual meeting (or, if the date of the annual meeting is more than 30 days before or after the anniversary date of the immediately preceding annual meeting, not later than the later of (a) 90 days prior to the date of such annual meeting or (b) if the first public announcement of the date of an advanced or delayed annual meeting is less than 100 days prior to the date of such annual meeting, ten days after the first public announcement of the date of such annual meeting).

Similarly, in the case of a special meeting of stockholders at which the board of directors gives notice that directors are to be elected, notice of nominations to be brought before a special meeting of stockholders for the election of directors must be delivered to the secretary no later than the close of business on the seventh day following the date on which notice of the date of the special meeting of stockholders is given.

The notice of any nomination for election as a director is required to state, among other things:

•	specified information regarding the stockholder who intends to make the nomination,

•

a representation that the stockholder is a holder of record of stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice,

•	a description of all arrangements or understandings relating to the nomination between the stockholder and each nominee and any other person or persons, naming those persons,

•	if applicable, a representation that the stockholder intends to solicit proxies in support of each nominee,

•

specified information regarding each nominee proposed by the stockholder, including all other information that would have been required to be included in a proxy statement filed under the proxy rules of the SEC had each nominee been nominated, or intended to be nominated, by our board of directors,

•	the consent of each nominee to serve as a director if so elected, and

•

whether, if elected, the nominee intends to tender any advance resignation notices requested by our board of directors in connection with subsequent elections, such advance resignation to be contingent upon the nominee’s failure to receive a majority vote and acceptance of such resignation by our board of directors.

Number of Directors; Filling of Vacancies

Our Amended and Restated By-Laws provide that the number of directors that constitute our board of directors may be set from time to time by resolution adopted by a majority of the entire board of directors, but that such number shall not be less than three nor more than twenty-five. In addition, newly created directorships resulting from any increase in the authorized number of directors, or any vacancy, may be filled by a vote of a majority of directors then in office. Accordingly, our board of directors may be able to prevent any stockholder from obtaining majority representation on the board of directors by increasing the size of the board and filling the newly created directorships with its own nominees. In addition, the NYSE rules require that the majority of directors holding office immediately after the election must be independent directors.

Restrictions on Ownership

State insurance laws could be a significant deterrent to any person interested in acquiring control of the Company. The insurance holding company laws of each of the jurisdictions in which our insurance subsidiaries are incorporated or commercially domiciled, as well as state corporation laws, govern any acquisition of control of the Company or of our insurance subsidiaries. In general, these laws provide that no person or entity may directly or indirectly acquire control of an insurance company unless that person or entity has received the prior approval of the insurance regulatory authorities. An acquisition of control would be presumed in the case of any person or entity that purchases 10% or more of our outstanding common stock, unless the applicable insurance regulatory authorities determine otherwise.

Delaware General Corporation Law

The terms of Section 203 of the Delaware General Corporation Law apply to us since we are a Delaware corporation and we have a class of voting stock that is listed on a national securities exchange. Under Section 203, with some exceptions, a Delaware corporation may not engage in a broad range of business combinations, such as mergers, consolidations and sales of assets, with an “interested stockholder,” for a period of three years from the date that person became an interested stockholder unless:

•

the transaction or the business combination that results in a person becoming an interested stockholder is approved by the board of directors of the corporation before the person becomes an interested stockholder,

•

upon consummation of the transaction that results in the stockholder becoming an interested stockholder, the interested stockholder owns 85% or more of the voting stock of the corporation outstanding at the time the transaction commenced, excluding, for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers and shares owned by certain employee stock plans, or

•

on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation’s board of directors and by holders of at least two-thirds of the corporation’ s outstanding voting stock, excluding shares owned by the interested stockholder, at a meeting of stockholders.

Under Section 203, an “interested stockholder” is defined as any person (or the affiliates or associates of such person), other than the corporation and any direct or indirect majority-owned subsidiary, that is:

•	the owner of 15% or more of the outstanding voting stock of the corporation, or

•

an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether the person is an interested stockholder.

Section 203 does not apply to a corporation that so provides in an amendment to its certificate of incorporation or by-laws passed by a majority of its outstanding shares at any time. As a general matter, this stockholder action does not become effective for 12 months following its adoption and would not apply to persons who were already interested stockholders at the time of the amendment. Our Amended and Restated Certificate of Incorporation does not exclude us from the restrictions imposed under Section 203.

Section 203 makes it more difficult for a person who would be an interested stockholder to effect business combinations with a corporation for a three-year period, although the stockholders may elect to exclude a corporation from the restrictions imposed. The provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board of directors, because the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our management. It is further possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interest.

DESCRIPTION OF DEPOSITARY SHARES

General Terms

We may elect to offer depositary shares representing receipts for fractional interests in debt securities or preferred stock. In this case, we will issue receipts for depositary shares, each of which will represent a fraction of a debt security or share of a particular series of preferred stock, as the case may be.

We will deposit the debt securities or shares of any series of preferred stock represented by depositary shares under a deposit agreement between us and a depositary which we will name in the applicable prospectus supplement. Subject to the terms of the deposit agreement, as an owner of a depositary share you will be entitled, in proportion to the applicable fraction of a debt security or share of preferred stock represented by the depositary share, to all the rights and preferences of the debt security or preferred stock, as the case may be, represented by the depositary share, including, as the case may be, interest, dividend, voting, conversion, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.

The following description of the terms of the deposit agreement is a summary. It summarizes only those terms of the deposit agreement that we believe would be most important to your decision to invest in our depositary shares. You should keep in mind, however, that it will be the deposit agreement entered into with respect to a particular offering of securities, and not this summary, that will define your rights as a holder of depositary shares. There may be other provisions in the deposit agreement that will also be important to you. You should read the applicable prospectus supplement and the deposit agreement for a full description of the terms of the depositary shares, some of which may differ from the provisions summary below. The form of the deposit agreement will be filed as an exhibit to the registration statement that includes this prospectus, either by amendment to the registration statement that includes this prospectus or by a Current Report on Form 8-K. See “Where You Can Find More Information” for information on how to obtain a copy of the deposit agreement.

Interest, Dividends and Other Distributions

The depositary will distribute all payments of interest, cash dividends or other cash distributions received on the debt securities or preferred stock, as the case may be, to you in proportion to the number of depositary shares that you own.

In the event of a distribution other than in cash, the depositary will distribute property received by it to you in an equitable manner, unless the depositary determines that it is not feasible to make a distribution. In that case the depositary may sell the property and distribute the net proceeds from the sale to you.

Withdrawal of Debt Securities or Preferred Stock

Any holder of depositary shares may receive interests in deposited debt securities or the number of whole shares of deposited preferred stock, as the case may be, and all money or other property represented by such holder’s depositary receipts upon surrendering the depositary receipts at the depositary office or at such other office designated by the depositary, paying all taxes and charges provided for in the deposit agreement and complying with any other requirement of the deposit agreement.

However, holders of such interests in debt securities or whole shares of preferred stock, as the case may be, will not be entitled to deposit such debt securities or preferred stock under the deposit agreement or to receive depositary receipts for such debt securities or preferred stock after such withdrawal or to receive depositary receipts therefor. If the depositary shares surrendered by the holder in connection with such withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock or minimum issuable denominations of debt securities to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Redemption of Depositary Shares

If we redeem a debt security or series of preferred stock represented by depositary shares, the depositary will redeem your depositary shares from the proceeds received by the depositary resulting from the redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per debt security or share of preferred stock, as the case may be, payable in relation to the redeemed series of debt securities or preferred stock. Whenever we redeem debt securities or shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing, as the case may be, the debt securities or shares of preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.

Exercise of Rights under the Indentures or Voting the Preferred Stock

Upon receipt of notice of any meeting at which you, as a holder of interests in deposited preferred stock, are entitled to vote, or of any request for instructions or directions from you, as a holder of interests in deposited debt securities, the depositary will mail to you the information contained in that notice. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to give instructions or directions with respect to the debt securities represented by that holder’s depositary shares or how to vote the amount of the preferred stock represented by that holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for the debt securities or preferred stock, as the case may be. The depositary will endeavor, to the extent practicable, to give instructions or directions with respect to the debt securities or to vote or cause to be voted the maximum number of whole shares of the preferred stock, as the case may be, represented by the depositary shares in accordance with those instructions. We will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from giving instructions or directions with respect to the debt securities or voting shares of the preferred stock, as the case may be, if it does not receive specific instructions from you.

Amendment and Termination of the Deposit Agreement

We and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment which materially and adversely alters the rights of the holders of the depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. We will make no amendment that impairs the right of any holder of depositary shares, as described above under “—Withdrawal of Debt Securities or Preferred Stock,” to receive interests in debt securities or shares of preferred stock, as the case may be, and all money or other property represented by those depositary shares, except in order to comply with mandatory provisions of applicable law. If an amendment becomes effective, holders are deemed to agree to the amendment and to be bound by the amended deposit agreement if they continue to hold their depositary receipts.

We may terminate the deposit agreement at any time with at least 30 days’ prior written notice to the depositary if holders of at least a majority of the depositary shares then outstanding consent to such termination. Upon termination, the depositary will deliver or make available to holders of depositary receipts, upon surrender of the depositary receipts evidencing the depositary shares, the number of whole or fractional interests in deposited debt securities or shares of deposited preferred stock, as the case may be, represented by the depositary shares, together with any other property represented by such depositary shares. The deposit agreement will automatically terminate if:

•

all outstanding depositary shares have been redeemed or converted or exchanged for any other securities into which they or the underlying debt securities or preferred stock, as the case may be, are convertible or exchangeable, or

•

there has been a complete repayment or redemption of the debt securities or a final distribution in respect of the preferred stock, including in connection with our liquidation, dissolution or winding up, and the repayment, redemption or distribution proceeds, as the case may be, have been distributed to you.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so. We also may, at any time, remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the debt securities or preferred stock, as the case may be, and the initial issuance of depositary receipts, all withdrawals of shares of debt securities or preferred stock, as the case may be, by you and any repayment or redemption of the debt securities or preferred stock, as the case may be. You will pay other transfer and other taxes and governmental charges, as well as the other charges that are expressly provided in the deposit agreement to be for your account.

Miscellaneous

The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required or otherwise determine to furnish to holders of debt securities or preferred stock, as the case may be.

Neither we nor the depositary will be liable under the deposit agreement to you other than for the depositary’s gross negligence, willful misconduct or bad faith. Neither we nor the depositary will be obligated to prosecute or defend any legal proceedings relating to any depositary shares, debt securities or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting debt securities or shares of preferred stock for deposit, you or other persons believed to be competent and on documents which we and the depositary believe to be genuine.

DESCRIPTION OF WARRANTS

We may issue warrants, including warrants to purchase debt securities, preferred stock, common stock or other securities, property or assets (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices) as well as other types of warrants. We may issue warrants independently or together with any other securities, and they may be attached to or separate from those securities. We will issue the warrants under warrant agreements between us and a bank or trust company, as warrant agent, that we will describe in the prospectus supplement relating to the warrants that we offer.

The following description of the terms of the warrants is a summary. It summarizes only those terms of the warrants and the warrant agreement which we believe would be most important to your decision to invest in our warrants. You should keep in mind, however, that it will be the warrant agreement and the warrant certificate relating to the warrants, and not this summary, which will define your rights as a warrantholder. There may be other provisions in the warrant agreement and the warrant certificate relating to the warrants which will also be important to you. You should read these documents for a full description of the terms of the warrants. Forms of these documents will be filed as exhibits to the registration statement that includes this prospectus, either by amendment to the registration statement that includes this prospectus or by a Current Report on Form 8-K. See “Where You Can Find More Information” for information on how to obtain copies of these documents.

Debt Warrants

We will describe in the applicable prospectus supplement the terms of warrants to purchase debt securities that we may offer, the warrant agreement relating to the debt warrants and the warrant certificates representing the debt warrants. These terms will include the following:

•	the title of the debt warrants,

•	the debt securities for which the debt warrants are exercisable,

•	the aggregate number of the debt warrants,

•

the price or prices at which we will issue the debt warrants, the principal amount of debt securities that you may purchase upon exercise of each debt warrant and the price or prices at which such principal amount may be purchased upon exercise,

•	currency, currencies, or currency units, if other than in U.S. dollars, in which such debt warrants are to be issued or for which the debt warrants may be exercised,

•	the procedures and conditions relating to the exercise of the debt warrants,

•	the designation and terms of any related debt securities issued with the debt warrants, and the number of debt warrants issued with each debt security,

•	the date, if any, from which you may separately transfer the debt warrants and the related securities,

•	the date on which your right to exercise the debt warrants commences, and the date on which your right expires,

•	the maximum or minimum number of the debt warrants which you may exercise at any time,

•	if applicable, a discussion of material United States federal income tax considerations,

•	any other terms of the debt warrants and terms, procedures and limitations relating to your exercise of the debt warrants, and

•	the terms of the securities you may purchase upon exercise of the debt warrants.

We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange debt warrant certificates for new debt warrant certificates of different denominations and may exercise debt warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to exercise, you will not have any of the rights of holders of the debt securities purchasable upon that exercise and will not be entitled to payments of principal, premium, if any, or interest on the debt securities purchasable upon the exercise.

Other Warrants

We may issue other warrants. We will describe in the applicable prospectus supplement the following terms of those warrants:

•	the title of the warrants,

•

the securities, which may include preferred stock, common stock or other securities, property or assets (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices), for which you may exercise the warrants,

•	the aggregate number of the warrants,

•

the price or prices at which we will issue the warrants, the number of securities or amount of other property or assets that you may purchase upon exercise of each warrant and the price or prices at which such securities, property or assets may be purchased,

•	currency, currencies, or currency units, if other than in U.S. dollars, in which such warrants are to be issued or for which the warrants may be exercised,

•	the procedures and conditions relating to the exercise of the warrants,

•	the designation and terms of any related securities issued with the warrants, and the number of warrants issued with each security,

•	the date, if any, from which you may separately transfer the warrants and the related securities,

•	the date on which your right to exercise the warrants commences, and the date on which your right expires,

•	the maximum or minimum number of warrants which you may exercise at any time,

•	if applicable, a discussion of material United States federal income tax considerations, and

•	any other terms of the warrants, including terms, procedures and limitations relating to your exchange and exercise of the warrants.

We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or the expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange warrant certificates for new warrant certificates of different denominations and may exercise warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to the exercise of your warrants, you will not have any of the rights of holders of the preferred stock, common stock or other securities purchasable upon that exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock, common stock or other securities purchasable upon the exercise.

Exercise of Warrants

We will describe in the prospectus supplement relating to the warrants the principal amount or the number of our securities, or amount of other securities, property or assets that you may purchase for cash upon exercise of a warrant, and the exercise price. You may exercise a warrant as described in the prospectus supplement relating to the warrants at any time up to the close of business on the expiration date stated in the prospectus supplement. Unexercised warrants will become void after the close of business on the expiration date, or any later expiration date that we determine.

We will forward the securities purchasable upon the exercise as soon as practicable after receipt of payment and the properly completed and executed warrant certificate at the corporate trust office of the warrant agent or other office stated in the applicable prospectus supplement. If you exercise less than all of the warrants represented by the warrant certificate, we will issue you a new warrant certificate for the remaining warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating or entitling you to purchase from us, and obligating or entitling us to sell to you, a specific number of shares of common stock or preferred stock, or other securities, property or assets, at a future date or dates. Alternatively, the stock purchase contracts may obligate or entitle us to purchase from you, and obligate or entitle you to sell to us, a specific or varying number of shares of common stock or preferred stock, or other securities, property or assets, at a future date. The price per share of preferred stock or common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula described in the stock purchase contracts. We may issue stock purchase contracts separately or as a part of units each consisting of a stock purchase contract and debt securities, undivided beneficial ownership interests in debt securities, depositary shares representing fractional interests in debt securities or shares of preferred stock, or debt obligations of third parties, including U.S. Treasury securities, securing your obligations to purchase the preferred stock or the common stock, or other securities, property or assets, under the stock purchase contract. The stock purchase contracts may require us to make periodic payments to you or vice versa and the payments may be unsecured or prefunded on some basis. The stock purchase contracts may require you to secure your obligations in a specified manner. We will issue the stock purchase contracts or stock purchase units under stock purchase agreements that we will describe in the prospectus supplement relating to the stock purchase contracts or stock purchase units that we offer. We will also describe in the applicable prospectus supplement the terms of any stock purchase contracts or stock purchase units. The form of the purchase contract agreement will be filed as an exhibit to the registration statement that includes this prospectus, either by amendment to the registration statement that includes this prospectus or by a Current Report on Form 8-K. See “Where You Can Find More Information” for information on how to obtain a copy of the purchase contract agreement.

PLAN OF DISTRIBUTION

Initial Offering and Sale of Securities

We may sell securities from time to time in one or more transactions separately or as units with other securities. We may sell the securities of or within any series to or through agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. We may issue securities as a dividend or distribution. In some cases, we or dealers acting with us or on behalf of us may also purchase securities and reoffer them to the public. We may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any option agreement or other contractual arrangement.

Agents whom we designate may solicit offers to purchase the securities.

•	If required, we will name any agent involved in offering or selling securities, and disclose any commissions that we will pay to the agent, in the applicable prospectus supplement.

•	Unless we indicate otherwise in the applicable prospectus supplement, agents will act on a best efforts basis for the period of their appointment.

•	Agents may be deemed to be underwriters under the Securities Act, of any of the securities that they offer or sell.

We may use an underwriter or underwriters in the offer or sale of the securities.

•

If we use an underwriter or underwriters, we will execute a pricing agreement (which incorporates by reference our Underwriting Agreement—General Terms and Conditions as filed as an exhibit to the registration statement that includes this prospectus) or a separate underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of the securities.

•

We will include the names of the specific managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement.

•	The underwriters will use the applicable prospectus supplement, together with this prospectus, to sell the securities.

We may use a dealer to sell the securities.

•	If we use a dealer, we will sell the securities to the dealer, as principal.

•	The dealer will then sell the securities to the public at varying prices that the dealer will determine at the time it sells the securities.

•	We will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement.

We may solicit directly offers to purchase the securities, and we may directly sell the securities to institutional or other investors. We will describe the terms of direct sales in the applicable prospectus supplement.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.

We may also offer and sell securities, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms referred to as remarketing firms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreement, if any, with us, and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters under the Securities Act in connection with the securities they remarket.

We may indemnify agents, underwriters, dealers and remarketing firms against certain liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, or their affiliates, may be customers of, engage in transactions with or perform services for us or our respective affiliates, in the ordinary course of business.

We may authorize agents and underwriters to solicit offers by certain institutions to purchase the securities at the public offering price under delayed delivery contracts.

•

If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

•	These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

•	We will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive.

Unless otherwise specified in connection with a particular underwritten offering of securities, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, the underwriters in certain circumstances are permitted to engage in certain transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering, i.e., if they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing securities in the open market. The underwriters also may impose a penalty bid on certain underwriters. This means that if the underwriters purchase the securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters who sold those securities as part of the offering. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security. The underwriters are not required to engage in these activities and may end any of these activities at any time.

We may enter into derivative or other hedging transactions involving the securities with third parties, or sell securities not covered by the prospectus to third parties in privately-negotiated transactions. If we so indicate in the applicable prospectus supplement, in connection with those derivative transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions, or may lend securities in order to facilitate short sale transactions by others. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative or hedging transactions to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or an amendment to the registration statement that includes this prospectus).

We may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.

We may loan or pledge securities to third parties that in turn may sell the securities using this prospectus and the applicable prospectus supplement or, if we default in the case of a pledge, may offer and sell the securities from time to time using this prospectus and the applicable prospectus supplement. Such third parties may transfer their short positions to investors in the securities or in connection with a concurrent offering of other securities offered by this prospectus and the applicable prospectus supplement or otherwise.

Sales by Selling Securityholders

Selling securityholders may use this prospectus in connection with resales of the securities. The applicable prospectus supplement will identify the selling securityholders, the terms of the securities and any material relationships with the selling securityholders. Selling securityholders may be deemed to be underwriters under the Securities Act in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, the selling securityholders will receive all the proceeds from the sale of the securities.

LEGAL OPINIONS

Certain legal matters relating to any securities offered by this prospectus will be passed upon for us by corporate counsel for The Hartford, who may be Alan J. Kreczko, Esq., and Cleary Gottlieb Steen & Hamilton LLP, New York, New York. As of June 30, 2013, Mr. Kreczko beneficially owned 8,921.694 shares of our common stock, 92,991 shares of our common stock obtainable through the exercise of vested options, 15,352.969 restricted stock units and unvested options to acquire an additional 128,973 shares of our common stock. Unless we state otherwise in the applicable prospectus supplement, certain legal matters will be passed upon for any underwriters or agents by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The consolidated financial statements, and the related financial statement schedules, incorporated in this prospectus by reference from the Company’s Current Report on Form 8-K filed on August 9, 2013, and the effectiveness of the Company’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which report on the Company’s consolidated financial statements and the financial statement schedules expresses an unqualified opinion and includes an explanatory paragraph regarding the retrospective adjustment of the accompanying consolidated financial statements and financial statement schedules for the Company’s adoption of a change in accounting for costs associated with acquiring or renewing insurance contracts, the retrospective presentation of discontinued operations, and the retrospective adoption of a change in disclosure of offsetting assets and liabilities), which are incorporated herein by reference. Such report on the effectiveness of the Company’s internal control over financial reporting is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. This information may be read and copied at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of these public reference facilities. The SEC maintains an Internet site, http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that are subject to the SEC’s reporting requirements.

This prospectus is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and does not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC’s Public Reference Room or through its Internet site.

INCORPORATION BY REFERENCE

The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below:

•

our Annual Report on Form 10-K for the year ended December 31, 2012, Items 1, 6, 7 and 8 of which, and Exhibits 12.01 and 23.01 to which, have been updated by our Current Report on Form 8-K filed on August 9, 2013 and referenced below;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 (filed on April 29, 2013) and June 30, 2013 (filed on July 29, 2013);

•

our Current Reports on Form 8-K filed on January 2, 2013 (other than information in the January 2, 2013 Current Report on Form 8-K that is deemed not to be filed), January 11, 2013, March 1, 2013 (other than information in the March 1, 2013 Current Report on Form 8-K that is deemed not to be filed), March 7, 2013, March 22, 2013, March 27, 2013, April 11, 2013 (other than information in the April 11, 2013 Current Report on Form 8-K that is deemed not to be filed), April 15, 2013, April 18, 2013, April 25, 2013, May 2, 2013, May 16, 2013 and August 9, 2013.

•	our Amended Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2012 (filed on March 1, 2013);

•	the description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on September 18, 1995, as amended by the Form 8-A/A, filed on November 13, 1995; and

•

any future filings that we make with the SEC, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, for so long as the registration statement of which this prospectus is a part remains effective, shall be deemed to be incorporated by reference into this prospectus from the date such documents are filed (other than information in the documents or filings that is deemed not to be filed).

You can obtain any of the filings incorporated by reference in this prospectus through us or from the SEC through the SEC’s Internet site or at the address listed above under “Where You Can Find Additional Information.” We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus. You should direct requests for those documents to The Hartford Financial Services Group, Inc., One Hartford Plaza, Hartford, Connecticut 06155, Attention: Investor Relations (telephone (860) 547-5000).

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth those expenses to be incurred by the Company in connection with the securities being registered hereby. Except as otherwise noted, all of the fees set forth below are estimates. Except as otherwise stated in the applicable prospectus supplement, the Company will bear the expenses of any selling securityholders other than underwriting discounts or commissions or brokerage fees.

Securities and Exchange Commission filing fee	$(1)
Fees and expenses of Trustee	$(2)
Printing and engraving expenses	$(2)
Accountant’s fees and expenses	$(2)
Legal fees and expenses	$(2)
Miscellaneous expenses	$(2)

Total	$(2)

(1)	Deferred in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, or the Securities Act, except for $15,669.85 that has already been paid with respect to securities that were previously registered under the registration statement of the registrant on Form S-3 filed on August 4, 2010 (No. 333-168532) and were not sold thereunder. Pursuant to Rule 457(p) under the Securities Act, such unutilized registration fee may be applied to the registration fee payable pursuant to this registration statement.
(2)	An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

The Hartford Financial Services Group, Inc.

Section 145 of the Delaware General Corporation Law, as amended, provides in regards to indemnification of directors and officers as follows:

145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Article 4 of the Company’s Amended and Restated By-Laws provides in regard to indemnification of directors and officers as follows:

4.1 Rights to Indemnification and Effect of Amendment. (a) Rights to Indemnification. The Corporation, to the fullest extent permitted by applicable law as then in effect, shall indemnify any person who is or was a Director or officer of the Corporation and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor) (a “Proceeding”) by reason of the fact that such person is or was a Director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of any Covered Entity (as defined in Section 4.5(d)), against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding. Any such former or present Director or officer of the Corporation finally determined to be entitled to indemnification as provided in this Article 4 is hereinafter called an “Indemnitee.” Until such final determination is made, such former or present Director or officer shall be a “Potential Indemnitee” for purposes of this Article 4. Notwithstanding the foregoing provisions of this Section 4.1(a), the Corporation shall not indemnify an Indemnitee with respect to any Proceeding commenced by such Indemnitee unless the commencement of such Proceeding by such Indemnitee has been approved by a majority vote of the Disinterested Directors (as defined in Section 4.5(d); provided, however, that such approval of a majority of the Disinterested Directors shall not be required with respect to any Proceeding commenced by such Indemnitee after a Change in Control (as defined in Section 4.5(d)) has occurred.

(b) Effect of Amendments. The rights to indemnification and advancement of expenses conferred in this Article 4 shall be contract rights and shall vest at the time a Director or officer shall take office. Neither the amendment or repeal of, nor the adoption of a provision inconsistent with, any provision of this Article 4 (including, without limitation, this Section 4.1(b)) shall adversely affect the rights of any person who is or was a Director or officer under this Article 4 with respect to any Proceeding arising out of any action or omission occurring prior to such amendment, repeal or adoption of an inconsistent provision, without the written consent of such person.

4.2 Insurance, Contracts and Funding. The Corporation may purchase and maintain insurance to protect itself and any Director, officer, employee or agent of the Corporation against any expenses, judgments, fines and amounts paid in settlement as specified in Section 4.1(a) or Section 4.6 of this Article 4 or incurred by any Director, officer, employee or agent of the Corporation in connection with any Proceeding referred to in such Sections, to the fullest extent permitted by applicable law as then in effect. The Corporation may enter into contracts with any Director, officer, employee or agent of the Corporation or any director, officer, employee, fiduciary or agent of any Covered Entity in furtherance of the provisions of this Article 4 and may create a trust fund or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article 4.

4.3 Indemnification; Not Exclusive Right. The right of indemnification provided in this Article 4 shall not be exclusive of any other rights to which any Indemnitee or Potential Indemnitee may otherwise be entitled, and the provisions of this Article 4 shall inure to the benefit of the heirs and legal representatives of any Indemnitee or Potential Indemnitee under this Article 4 and shall be applicable to Proceedings commenced or continuing after the adoption of this Article 4, whether arising from acts or omissions occurring before or after such adoption.

4.4 Advancement of Expenses. Each Potential Indemnitee shall be entitled to receive from time to time advance payment of any expenses as and when actually and reasonably incurred by such Potential Indemnitee in connection with such Proceeding prior to a determination of such Potential Indemnitee’s entitlement to indemnification in accordance with Section 4.5(a). Each Potential Indemnitee may from time to time submit one or more statements to the Corporation requesting such advance payment, whether prior to or after final disposition of such Proceeding, reasonably evidencing the expenses incurred by such Potential Indemnitee and accompanied by an undertaking by or on behalf of such Potential Indemnitee to repay the amounts advanced if ultimately it should be determined that such Potential Indemnitee is not entitled to be indemnified against such expenses in accordance with this Article 4. Notwithstanding the foregoing provisions of this Section 4.4, the Corporation shall not advance expenses to a Potential Indemnitee with respect to any Proceeding commenced by such Potential Indemnitee unless the commencement of such Proceeding by such Potential Indemnitee has been approved by a majority vote of the Disinterested Directors; provided, however, that such approval of a majority of the Disinterested Directors shall not be required with respect to any Proceeding commenced by such Potential Indemnitee after a Change in Control has occurred.

4.5 Indemnification Procedures; Presumptions and Effect of Certain Proceedings; Remedies. In furtherance, but not in limitation, of the foregoing provisions of this Artic1e 4, the following procedures, presumptions and remedies shall apply with respect to the right to indemnification under this Article 4:

(a) Procedures for Determination of Entitlement to Indemnification. (i) To obtain indemnification under this Article 4, a Potential Indemnitee shall submit to the Secretary of the Corporation a written request, including such documentation and information as is reasonably available to the Potential Indemnitee and reasonably necessary to determine whether and to what extent the Potential Indemnitee is entitled to indemnification (the “Supporting Documentation”). The determination of the Potential Indemnitee’s entitlement to indemnification shall be made not later than 60 days after the later of (A) the receipt by the Corporation of the written request for indemnification together with the Supporting Documentation and (B) the receipt by the Corporation of written notice of final disposition of the Proceeding for which indemnification is sought. The Secretary of the Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that the Indemnitee has requested indemnification.

(ii) The Potential Indemnitee’s entitlement to indemnification under this Article 4 shall be determined in one of the following ways: (A) by a majority vote of the Disinterested Directors whether or not they constitute a quorum of the Board; (B) by a committee of the Disinterested Directors designated by a majority vote of the Disinterested Directors, whether or not they constitute a quorum of the Board; (C) by a written opinion of Independent Counsel as defined in Section 4.5(d)) if (x) a Change in Control shall have occurred and the Potential Indemnitee so requests, (y) a majority of such Disinterested Directors so directs or (z) there are no Disinterested Directors; (D) by the stockholders of the Corporation; or (E) as provided in Section 4.5(b) of this Article 4.

(iii) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 4.5(a)(ii), a majority of the Disinterested Directors (or, if there are no Disinterested Directors, the General Counsel of the Corporation or, if the General Counsel is or was a party to the Proceeding in respect of which indemnification is sought, the highest ranking officer of the Corporation who is not and was not a party to such Proceeding) shall select the Independent Counsel, but only an Independent Counsel to which the Potential Indemnitee does not reasonably object; provided, however, that if a Change in Control shall have occurred, the Potential Indemnitee shall select such Independent Counsel, but only an Independent Counsel to which a majority of the Disinterested Directors does not reasonably object.

(b) Presumptions and Effect of Certain Proceedings. Except as otherwise expressly provided in this Article 4, if a Change in Control shall have occurred, the Potential Indemnitee shall be presumed to be entitled to indemnification under this Article 4 (with respect to actions or failures to act occurring prior to such Change in Control) upon submission of a request for indemnification together with the Supporting Documentation in accordance with Section 4.5(a)(i), and thereafter the Corporation shall have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons empowered under Section 4.5(a) to determine entitlement to indemnification shall not have been appointed or shall not have made a determination within 60 days after the later of (x) receipt by the Corporation of the written request for indemnification together with the Supporting Documentation and (y) the receipt by the Corporation of written notice of final disposition of the Proceeding for which indemnification is sought, the Potential Indemnitee shall be deemed to be, and shall be, entitled to indemnification. The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the right of the Potential Indemnitee to indemnification or create a presumption that the Potential Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal Proceeding, that the Potential Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

(c) Remedies. (i) In the event that a determination is made pursuant to Section 4.5(a) that the Potential Indemnitee is not entitled to indemnification under this Article 4, (A) the Potential Indemnitee shall be entitled to seek an adjudication of his or her entitlement to such indemnification either, at the Potential Indemnitee’s sole option, in (x) an appropriate court of the state of Delaware or any other court of competent jurisdiction or (y) an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association; (B) any such judicial proceeding or arbitration shall be de novo and the Indemnitee shall not be prejudiced by reason of such adverse determination; and (C) if a Change in Control shall have occurred, in any such judicial proceeding or arbitration, the Corporation shall have the burden of proving that the Potential Indemnitee is not entitled to indemnification under this Article 4 (with respect to actions or omissions occurring prior to such Change in Control).

(ii) If a determination shall have been made or deemed to have been made, pursuant to Section 4.5(a) or (b), that the Potential Indemnitee is entitled to indemnification, the Corporation shall be obligated to pay the amounts constituting such indemnification within five days after such determination has been made or deemed to have been made and shall be conclusively bound by such determination unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. In the event that payment of indemnification is not made within five days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section 4.5(a) or (b), the Indemnitee shall be entitled to seek judicial enforcement of the Corporation’s obligation to pay to the Indemnitee such indemnification. Notwithstanding the foregoing, the Corporation may bring an action, in an appropriate court in the state of Delaware or any other court of competent jurisdiction, contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of an event described in Subclause (A) or (B) of this subsection (each, a “Disqualifying Event”); provided, however, that in any such action the Corporation shall have the burden of proving the occurrence of such Disqualifying Event.

(iii) The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 4.5(c) that the procedures and presumptions of this Article 4 are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Article 4.

(iv) In the event that the Indemnitee or Potential Indemnitee, pursuant to this Section 4.5(c), seeks a judicial adjudication of or an award in arbitration to enforce his or her rights under, or to recover damages for breach of, this Article 4, such person shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any expenses actually and reasonably incurred by such person in connection with such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that such person is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by such person in connection with such judicial adjudication or arbitration shall be prorated accordingly.

(d) Definitions. For purposes of this Article 4:

(i) “Change in Control” means a change in control of the Corporation of a nature that would be required to be reported in response to Item 6(e) (or any successor provision) of Schedule 14A of Regulation 14A (or any amendment or successor provision thereto) promulgated under the Exchange Act, whether or not the Corporation is then subject to such reporting requirement; provided that, without limitation, such a change in control shall be deemed to have occurred if (A) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 20% or more of the voting power of all outstanding shares of stock of the Corporation entitled to vote generally in an election of Directors without the prior approval of at least two-thirds of the members of the Board in office immediately prior to such acquisition; (B) the Corporation is a party to any merger or consolidation in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of the Corporation’s common stock would be converted into cash, securities or other property, other than a merger of the Corporation in which the holders of the Corporation’s common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger; (C) there is a sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Corporation, or liquidation or dissolution of the Corporation; (D) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter; or (E) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (including for this purpose any new Director whose election or nomination for election by the stockholders was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board.

(ii) “Covered Entity” means, with respect to any person, any corporation (other than the Corporation), partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) in respect of which such person is serving at the request of the Corporation as a director, officer, employee, fiduciary or agent.

(iii) “Disinterested Director” means a Director who is not or was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee or Potential Indemnitee.

(iv) “Independent Counsel” means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent: (a) the Corporation or the Indemnitee in any matter material to either such party or (b) any other party to the Proceeding giving rise to a claim for indemnification under this Article 4. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under applicable standards of professional conduct then prevailing under the law of the State of Delaware, would have a conflict of interest in representing either the Corporation or the Indemnitee or Potential Indemnitees in an action to determine the Indemnitee’s or Potential Indemnitee’s rights under this Article 4.

4.6 Indemnification of Employees and Agents. Notwithstanding any other provision of this Article 4, the Corporation, to the fullest extent permitted by applicable law as then in effect, may indemnify any person other than a Director or officer of the Corporation who is or was an employee or agent of the Corporation and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed Proceeding, by reason of the fact that such person is or was an employee or agent of the Corporation or was or is serving, at the request of the Corporation, as a director, officer, employee, or agent of a Covered Entity against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding. The Corporation may also advance expenses incurred by such employee, fiduciary or agent in connection with any such Proceeding, consistent with the provisions of applicable law as then in effect. If made or advanced, such indemnification shall be made and such reasonable expenses shall be advanced pursuant to procedures to be established from time to time by the Board or its designee(s).

4.7 Severability. If any of this Article 4 shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Article 4 (including, without limitation, all portions of any Section of this Article 4 containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article 4 (including, without limitation, all portions of any Section of this Article 4 containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 102(b)(7) of the Delaware General Corporation Law, as amended, provides in regard to the limitation of liability of directors and officers as follows:

(b) In addition to the matters required to be set forth in the certificate of incorporation by subsection (a) of this section, the certificate of incorporation may also contain any or all of the following matters:

....

(7) A provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) For any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under § 174 of this title; or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. All references in this paragraph to a director shall also be deemed to refer (x) to a member of the governing body of a corporation which is not authorized to issue capital stock, and (y) to such other person or persons, if any, who, pursuant to a provision of the certificate of incorporation in accordance with § 141(a) of this title, exercise or perform any of the powers or duties otherwise conferred or imposed upon the board of directors by this title.

As permitted by Section 102(b)(7) of the Delaware General Corporation Law, Article SIXTH of the Company’s Amended and Restated Certificate of Incorporation provides in regard to the limitation of liability of directors and officers as follows:

To the fullest extent permitted by applicable law as then in effect, no director or officer shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer, except for liability (a) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law, (d) for any transaction from which the director derived an improper personal benefit or (e) for any act or omission occurring prior to the effective date of this ARTICLE SIXTH. Any repeal or modification of this ARTICLE SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

We have policies in force and effect that insure our directors and officers against losses which they or any of them will become legally obligated to pay by reason of any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty by such directors and officers in the discharge of their duties, individually or collectively, or as a result of any matter claimed against them solely by reason of their being directors or officers. Such coverage is limited by the specific terms and provisions of the insurance policies.

The underwriters or agents on whose behalf the agreements listed as Exhibits 1.01 through 1.06 to this registration statement will be executed will agree in those agreements to indemnify directors and officers of the Company, and persons controlling the Company, within the meaning of the Securities Act, against certain liabilities that might arise out of or are based upon certain information furnished to us by any such underwriter or agent.

Item 16. Exhibits

(a) Exhibits:

A list of Exhibits filed herewith is contained on the Index to Exhibits and is incorporated herein by reference.

(b) Financial Statement Schedules:

All schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission, or the SEC, have been omitted because they are not required, amounts which would otherwise be required to be shown regarding any item are not material, are inapplicable, or the required information has already been provided elsewhere in the registration statement.

Item 17. Undertakings

(a) Rule 415 Offering

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Filings Incorporating Subsequent Exchange Act Documents by Reference

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Request for Acceleration of Effective Date or Filing of Registration Statement Becoming Effective on Filing.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) Qualification of Trust Indentures Under the Trust Indenture Act of 1939 for Delayed Offerings

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act, or the Act, in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, The Hartford Financial Services Group, Inc. (i) certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and (ii) has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Hartford, Connecticut, on this 9th day of August, 2013.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.

By:	/s/ DONALD C. HUNT
	Name:	Donald C. Hunt
	Title:	Vice President, Associate General Counsel and Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*
Liam E. McGee	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	August 9, 2013

*
Christopher J. Swift	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 9, 2013

/S/ SCOTT. R. LEWIS
Scott R. Lewis	Senior Vice President and Controller (Principal Accounting Officer)	August 9, 2013

*
Robert B. Allardice, III	Director	August 9, 2013

*
Trevor Fetter	Director	August 9, 2013

*
Michael G. Morris	Director	August 9, 2013

*
Thomas A. Renyi	Director	August 9, 2013

*
Charles B. Strauss	Director	August 9, 2013

*
H. Patrick Swygert	Director	August 9, 2013

*
Virginia Ruesterholtz	Director	August 9, 2013

Signature	Title	Date

*
Paul G. Kirk, Jr.	Director	August 9, 2013

*
Kathryn A. Mikells	Director	August 9, 2013

* *By: /s/ DONALD C. HUNT As Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

1.01	Underwriting Agreement—General Terms and Conditions (including form of Pricing Agreement) (Debt).

1.02	Form of Underwriting Agreement (Equity).*

1.03	Form of Underwriting Agreement (Preferred Securities).*

1.04	Form of Underwriting Agreement (Stock Purchase Contracts).*

1.05	Form of Underwriting Agreement (Stock Purchase Units).*

1.06	Form of Underwriting Agreement (Warrants).*

4.01	Amended and Restated Certificate of Incorporation of The Hartford Financial Services Group, Inc. (incorporated herein by reference to Exhibit 3.01 to The Hartford Financial Services Group, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 30, 2010).

4.02	Amended and Restated By-Laws of The Hartford Financial Services Group, Inc., amended effective September 20, 2012 (incorporated herein by reference to Exhibit 3.1 to The Hartford Financial Services Group, Inc.’s Current Report on Form 8-K, filed September 21, 2012).

4.03	Certificate of Designation with respect to Series B Non-Voting Contingent Convertible Preferred Stock, including form of stock certificate (incorporated by reference to Exhibit 3.1 to The Hartford Financial Services Group, Inc.’s Current Report on Form 8-K/A filed on October 17, 2008).

4.04	Certificate of Designation with respect to Series C Non-Voting Contingent Convertible Preferred Stock, including form of stock certificate (incorporated by reference to Exhibit 3.2 to The Hartford Financial Services Group, Inc.’s Current Report on Form 8-K/A filed on October 17, 2008).

4.05	Certificate of Designations of 7.25% Mandatory Convertible Preferred Stock, Series F (including form of stock certificate), dated March 23, 2010 (incorporated herein by reference to Exhibit 3.1 to The Hartford Financial Services Group, Inc.’s Current Report on Form 8-K, filed March 23, 2010).

4.06	Senior Indenture, dated as of April 11, 2007, between The Hartford Financial Services Group, Inc. and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as Trustee (incorporated herein by reference to Exhibit 4.03 to the Registration Statement on Form S-3 (Registration No. 333-142044) of The Hartford Financial Services Group, Inc., Hartford Capital IV, Hartford Capital V and Hartford Capital VI) (the “Senior Indenture”).

4.07	First Supplemental Indenture (to the Senior Indenture), dated as of August 9, 2013 between The Hartford Financial Services Group, Inc. and The Bank of New York Mellon Trust Company, N.A., as Trustee.

4.08	Form of Subordinated Indenture (incorporated herein by reference to Exhibit 4.04 to the Registration Statement on Form S-3 (Registration No. 333-108067) of The Hartford Financial Services Group, Inc., Hartford Capital IV, Hartford Capital V and Hartford Capital VI).

4.09	Junior Subordinated Indenture, dated as of June 6, 2008, between The Hartford Financial Services Group, Inc. and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated herein by reference to Exhibit 4.1 to The Hartford Financial Services Group, Inc.’s Current Report on Form 8-K, filed June 6, 2008).

4.10	Form of Depositary Receipt.*

4.11	Form of Deposit Agreement.*

4.12	Form(s) of Warrant Agreement(s), including form of Warrant.*

4.13	Form of Warrant to Purchase Shares of Common Stock of The Hartford Financial Services Group, Inc. (incorporated herein by reference to Exhibit 4.1 to The Hartford Financial Services Group, Inc.’s Registration Statement on Form 8-A, filed September 22, 2010).

Exhibit No.	Description

4.14	Specimen Common Share Certificate.

4.15	Form of Purchase Contract Agreement.*

4.16	Form of Pledge Agreement.*

4.17	Form of Global Security (Senior Debt) (included in Exhibit 4.06).

4.18	Form of Global Security (Subordinated Debt) (included in Exhibit 4.08).

4.19	Form of Global Security (Junior Subordinated Debt) (included in Exhibit 4.09).

4.20	The Hartford Financial Services Group, Inc. 2010 Incentive Stock Plan (incorporated herein by reference to Exhibit 10.1 to The Hartford Financial Services Group, Inc.’s Current Report on Form 8-K, filed May 25, 2010).

5.01	Opinion of Cleary Gottlieb Steen & Hamilton LLP.

12.01	Computation of Ratio of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preferred Stock Dividends.

15.01	Deloitte & Touche LLP Letter of Awareness.

23.01	Consent of Deloitte & Touche LLP.

23.02	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.01).

24.01	Power of Attorney of certain officers and directors of The Hartford Financial Services Group, Inc.

25.01	Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A., as Trustee for the Senior Debt Securities.

25.02	Statement of Eligibility under the Trust Indenture Act of 1939 of the Subordinated Trustee, as Trustee for the Subordinated Debt Securities.†

25.03	Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A., as Trustee for the Junior Subordinated Debt Securities.

*	To be filed by amendment or by a report on Form 8-K pursuant to Item 601 of Regulation S-K.
†	To be filed in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.